UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Soliciting Material Pursuant to §240.14a-12

LEXMARK INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEXMARK INTERNATIONAL, INC.
One Lexmark Centre Drive
Lexington, Kentucky 40550

March 21, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International, Inc., which will be held on Thursday, April 26, 2007, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

I look forward to seeing you on April 26th.

Sincerely,

Paul J. Curlander
Chairman and
Chief Executive Officer

LEXMARK INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, APRIL 26, 2007
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION COMPONENTS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
TERMINATION AND CHANGE IN CONTROL PAYMENTS
DIRECTOR COMPENSATION
2006 DIRECTOR COMPENSATION
SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE FINANCE AND AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SUBMISSION OF STOCKHOLDER PROPOSALS
PROXY SOLICITATION
ATTENDANCE AT ANNUAL MEETING
OTHER MATTERS
EXHIBIT A

LEXMARK INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON THURSDAY, APRIL 26, 2007

March 21, 2007

To the Stockholders:

The Annual Meeting of Stockholders of Lexmark International, Inc. (the “Company”) will be held on Thursday, April 26, 2007, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511, for the following purposes:

1. To elect four Directors for terms expiring in 2010;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “Independent Auditors”) for the Company’s fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on Friday, March 2, 2007 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the meeting.

By Order of the Board of Directors

Vincent J. Cole
Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

LEXMARK INTERNATIONAL, INC.
One Lexmark Centre Drive
Lexington, Kentucky 40550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company on Thursday, April 26, 2007, to be held at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 21, 2007. The Company’s Annual Report for the fiscal year ended December 31, 2006 is enclosed.

Only stockholders of record at the close of business on Friday, March 2, 2007 will be entitled to vote at the meeting. As of such date, there were 95,830,449 shares (excluding shares held in treasury) of the Company’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any signed proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector will determine whether a quorum is present. Votes may be cast “for” or “against” each respective nominee for Director or you may abstain from voting for one or more nominees for Director. The Directors to be elected at the meeting will be elected by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote. The affirmative vote of a majority of the shares of Class A Common Stock present in person or by proxy is required to approve the Company’s proposals other than the election of directors.

Abstentions may be specified on all proposals submitted to a stockholder vote, including the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum for the meeting. Abstentions will have no effect on the election of Directors because abstentions are not considered a vote cast. Abstentions on proposals other than the election of Directors will have the effect of a vote against such proposals.

A broker non-vote occurs under the rules of the New York Stock Exchange when a broker is not permitted to vote on certain non-routine matters without instructions from the beneficial owner of the shares and no instruction is given. Broker non-votes are counted as present for purposes of determining the existence of a quorum. Broker non-votes will have no effect on the election of Directors because these votes are not cast “for” or “against” a Director. On non-routine proposals that require the approval of a majority of the outstanding shares or the shares present and entitled to vote at the meeting broker non-votes will have the effect of a vote against such proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

Action will be taken at the 2007 Annual Meeting to elect four Class I Directors to serve until the 2010 Annual Meeting of Stockholders. The nominees, as well as the Class II and Class III Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 2007 Annual Meeting of Stockholders are Paul J. Curlander, James F. Hardymon, Kathi P. Seifert and Jean-Paul L. Montupet. Dr. Curlander, Mr. Hardymon, Ms. Seifert and Mr. Montupet have been Directors since February 1997, July 1998, April 2006 and October 2006, respectively. Dr. Curlander and Mr. Hardymon were elected by the stockholders in April 2004, and Ms. Seifert and Mr. Montupet were elected by the Board of Directors in April 2006 and October 2006, respectively, to serve as Class I Directors with terms expiring at the 2007 Annual Meeting of Stockholders.

Directors are elected by a majority of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a majority exists with respect to a given nominee.

Class I (Term Ending 2010)

Dr. Paul J. Curlander, age 54, has been a Director of the Company since February 1997. Since April 1999, Dr. Curlander has been Chairman and Chief Executive Officer of the Company. From May 1998 to April 1999, Dr. Curlander served as President and Chief Executive Officer, from February 1997 to May 1998, he served as President and Chief Operating Officer, and from January 1995 to February 1997, he served as Executive Vice President, Operations of the Company. In 1993, Dr. Curlander became a Vice President of the Company, and from 1991 to 1993 he was General Manager of the Company’s printer business. Dr. Curlander currently serves as a director of American Standard Companies, Inc.

Mr. James F. Hardymon, age 72, has been a Director of the Company since July 1998. From July 1998 until his retirement in January 1999, Mr. Hardymon served as Chairman of Textron, Inc. From January 1993 to July 1998, Mr. Hardymon served as Chairman and Chief Executive Officer, and from January 1992 to January 1993, he served as President and Chief Executive Officer, of Textron, Inc., which he joined in November 1989 as President, Chief Operating Officer and Director. In 1993, he assumed the additional title of Chairman and relinquished the title of President in 1994. Prior to joining Textron, Mr. Hardymon had a 28-year career at Emerson Electric Co., where he held a number of positions including Vice Chairman, Chief Operating Officer, Director and President. Mr. Hardymon also serves as a director of American Standard Companies, Inc. and Circuit City Stores, Inc.

Ms. Kathi P. Seifert, age 57, has been a Director of the Company since April 2006. Ms. Seifert is Chairman of Pinnacle Perspectives, LLC. Prior to her retirement in 2004, Ms. Seifert served as Executive Vice President of Kimberly-Clark Corporation after serving in various marketing positions with the company since 1978. Previously, Ms. Seifert worked in various marketing positions at The Procter & Gamble Company, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert also serves as a director of Appleton Papers, Inc., Eli Lilly & Company, Revlon, Inc. and Supervalu, Inc.

Mr. Jean-Paul L. Montupet, age 59, has been a Director of the Company since October 2006. Mr. Montupet is Executive Vice President of Emerson Electric Co. where he has been responsible for the company’s industrial automation business since 2000 and served as President of Emerson Europe since 2002. Mr. Montupet joined Emerson Electric Co. and was named Executive Vice President of its industrial motors and drives business with its acquisition in 1990 of Moteurs Leroy Somer SA, where he had been Chairman and Director of North American Operations. Mr. Montupet also serves as a director of PartnerRe Ltd.

The following information regarding Class II and Class III Directors and two retiring Directors, Mr. B. Charles Ames and Mr. Martin D. Walker, is submitted concerning the other Directors of the Company whose election is not being sought at this meeting. The terms of office for Class II and Class III Directors will continue after the 2007 Annual Meeting of Stockholders. Mr. Ames has informed the Board of Directors of his intention to retire from the Board immediately prior to the 2007 Annual Meeting of Stockholders. Mr. Walker has chosen to retire and not stand for reelection to the Board as a Class I Director.

Class II (Term Ending 2008)

Mr. Ralph E. Gomory, age 77, has been a Director of the Company since March 1991. Since 1989, Mr. Gomory has served as President of the Alfred P. Sloan Foundation. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at IBM.

Mr. Marvin L. Mann, age 73, has been a Director of the Company since March 1991. In April 1999, Mr. Mann was named Chairman Emeritus upon his retirement as Chairman of the Board of the Company, a position he had held since March 1991. From March 1991 through May 1998, Mr. Mann also served as Chief Executive Officer, and from March 1991 through February 1997, he also served as President of the Company. Prior to such time, Mr. Mann was an IBM Vice President.

Ms. Teresa Beck, age 52, has been a Director of the Company since April 2000. Ms. Beck served as President of American Stores Co. from 1998 to 1999 and as Chief Financial Officer from 1993 to 1998. Prior to joining American Stores Co., Ms. Beck served as an audit manager for Ernst & Young LLP. Ms. Beck also serves as a director of Questar Corporation.

Class III (Term Ending 2009)

Mr. Michael J. Maples, age 64, has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft, he was Director of Software Strategy for IBM. Mr. Maples also serves as Chairman of the Board of Directors of Multimedia Games, Inc. and as a director of Motive, Inc. and Sonic Corp.

Mr. Stephen R. Hardis, age 71, has been a Director of the Company since November 1996. In July 2000, Mr. Hardis retired as Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President — Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as a director of American Greetings Corporation, Axcelis Technologies, Inc., Marsh & McLennan Companies, Inc., Nordson Corporation, The Progressive Corporation and STERIS Corporation.

Mr. William R. Fields, age 57, has been a Director of the Company since December 1996. Mr. Fields is Chairman of Intersource Co. Ltd. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc. Mr. Fields also serves as a director of Graphic Packaging Corporation and Sharper Image Corporation.

Mr. Robert Holland, Jr., age 66, has been a Director of the Company since December 1998. Mr. Holland is a General Partner and Industry Specialist with Williams Capital Partners, a private equity firm. Mr. Holland also maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Previously, Mr. Holland served as Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997 and sold in April 2001. Prior to that, Mr. Holland was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He also serves as a director of Carver Bancorp, Inc., Neptune Orient Lines, LTD and YUM! Brands, Inc.

Retiring Directors (Term Ending April 2007)

Mr. B. Charles Ames, age 81, has been a Director of the Company since March 1991. Since prior to 1991, Mr. Ames has been a principal of Clayton, Dubilier & Rice, Inc. Mr. Ames was previously Chairman and Chief

Executive Officer of Reliance Electric Company, The Uniroyal Goodrich Tire Company and Acme Cleveland Corporation.

Mr. Martin D. Walker, age 74, has been a Director of the Company since February 1997. Mr. Walker retired as the Chairman of the M.A. Hanna Company in December 1999, a position he had served in on an interim basis since October 1998. From October 1998 to June 1999, Mr. Walker also served as Chief Executive Officer of the M.A. Hanna Company on an interim basis. He had previously served as Chairman and Chief Executive Officer of the M.A. Hanna Company from September 1986 until December 1996, and continued as Chairman of the Board until June 1997 when he retired.

Composition of Board and Committees

The Company’s Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the thirteen members of the Board of Directors, five have been elected as Class I Directors, four have been elected as Class II Directors, and four have been elected as Class III Directors, with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2007, 2008 and 2009, respectively. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

The Board of Directors held seven meetings during 2006. All members of the Board attended at least 75% of the aggregate of the meetings of the Board and committees of the Board on which they served. While the Company does not have a formal policy regarding the attendance of Directors at the Annual Meeting of Stockholders, all Directors are strongly urged to attend. All members of the Board of Directors who were serving as Directors at the time of last year’s Annual Meeting of Stockholders attended the meeting, except for Mr. Gomory.

The Board of Directors has adopted the stated requirements for independence under Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange as categorical standards for determining the independence of individual directors in accordance with guidance received from the New York Stock Exchange, and the Board has determined that all of the Board members, with the exception of Dr. Curlander, are independent on the basis of these requirements. Within each of the preceding three years, the Company has not made any charitable contributions that would exceed the greater of $1 million or 2% of a charitable organization’s consolidated gross revenues to any charitable organization for which a member of the Board of Directors served as an executive officer of the charitable organization.

The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.

The Executive Committee consists of Ms. Beck, and Messrs. Fields, Hardymon, Mann and Dr. Curlander, with Dr. Curlander serving as Chair. The Executive Committee adopted a written charter in April 2000. The Executive Committee is responsible for exercising all of the powers and authority of the Board of Directors during intervals between Board meetings, except for those powers delegated to the other committees of the Board and the powers which pursuant to Delaware law may not be delegated to a committee of the Board. The Committee held three meetings during 2006.

The Finance and Audit Committee consists of Ms. Beck and Messrs. Mann and Maples, with Ms. Beck serving as Chair. Prior to February 2007, the Finance and Audit Committee consisted of Ms. Beck and Messrs. Holland, Mann and Maples, with Ms. Beck serving as Chair. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Board of Directors does not limit the number of other public company audit committees on which members of its Finance and Audit Committee may serve. However, no member of the Finance and Audit Committee is currently serving on more than one other public company audit committee. The Finance and Audit Committee adopted a written charter in April 2000 and amended such charter in February of each of the years 2001 through 2006, and in July 2005. The Finance and Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the systems of internal controls established by management, the integrity and transparency of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s policies related to risk assessment and risk management, the Independent Auditors’ qualifications and independence, the performance of the Independent Auditors’ and the Company’s internal audit functions, and the Company’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures. The Committee held nine meetings during 2006.

The Compensation and Pension Committee consists of Ms. Seifert and Messrs. Fields, Hardis, Montupet and Walker, with Mr. Fields serving as Chair. Ms. Seifert and Mr. Montupet each joined the Committee upon their election to the Board of Directors in April 2006 and October 2006, respectively. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Compensation and Pension Committee adopted a written charter in April 2000 and amended such charter in February 2004. The Compensation and Pension Committee is responsible for assuring that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Company for the attainment of the Company’s goals and objectives. The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Company’s pension plan, 401(k) savings plan and employee stock purchase plan. The Committee held seven meetings during 2006.

The Corporate Governance and Public Policy Committee consists of Messrs. Ames, Gomory, Hardymon and Holland, with Mr. Hardymon serving as Chair. Prior to February 2007, the Corporate Governance and Public Policy Committee consisted of Messrs. Ames, Gomory and Hardymon, with Mr. Hardymon serving as Chair. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Corporate Governance and Public Policy Committee adopted a written charter in April 2000 and amended such charter in February 2004 and July 2005. The Corporate Governance and Public Policy Committee is responsible for providing counsel to the Board with respect to corporate governance issues, including Board and committee organization, membership and function, and acting in an advisory capacity to the Board and the Company’s management on public policy issues. The Corporate Governance and Public Policy Committee is also responsible for the nomination of persons for election to the Board. The Committee held seven meetings during 2006.

Nomination of Directors

The Corporate Governance and Public Policy Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors for election, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs and composition of the Board at the time. The Corporate Governance and Public Policy Committee considers candidates for election who would bring a wide range of attributes to the Board. Among those attributes are knowledge, experience, expertise and diversity that would strengthen the Board. In the past, the Committee has identified director nominees from various sources, including officers, directors and professional search consultants, but the Committee will also consider nominees recommended by stockholders.

Stockholders wishing to recommend a director candidate for consideration by the Corporate Governance and Public Policy Committee may do so by complying with the procedures and providing the information required by the Company’s By-Laws.

Corporate Governance Matters

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees, known as the Code of Business Conduct. The Code of Business Conduct, as well as the Company’s Corporate Governance Principles and the charters of each of the committees of the Board of Directors are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The Company also intends to disclose on the Corporate Governance section of the Investor Relations website any amendments to the Code of Business Conduct and any waivers from the provisions of the Code of Business Conduct that apply to the principal executive officer, principal financial officer or controller and that relate to any elements of the code of ethics enumerated by the applicable regulation of the Securities and Exchange Commission (Item 406(b) of Regulation S-K). Stockholders may request a free copy of the Corporate Governance Principles, the charters of each of the committees of the Board of Directors or the Code of Business Conduct by writing to Lexmark International, Inc., Attention: Investor Relations, One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550 or calling (859) 232-5568.

Prior to July 2006, the Board of Directors had elected not to select a single Presiding Director for its regularly scheduled executive sessions of non-management Directors, but rather to rotate such responsibility among all non-management members of the Board on an alphabetical rotation basis. In July 2006, the Board determined, based on the recommendation of the Corporate Governance and Public Policy Committee, that in the event the Chairman of the Board and Chief Executive Officer positions are combined, the Board shall elect a single Presiding Director from the current independent Directors with such duties and for such term as the Board may determine from time to time. Mr. Hardymon was elected as the Presiding Director at the July 2006 meeting of the Board of Directors and will serve until his successor assumes the position at the April 2007 meeting of the Board. Mr. Fields was elected as the new Presiding Director at the February 2007 meeting of the Board and will assume the position at the April 2007 meeting of the Board. Stockholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. The Corporate Secretary will review all communications and forward appropriate correspondence to the proper Board member or members.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Governance

The Compensation and Pension Committee is responsible for setting and administering the policies governing base salary, incentive compensation, equity-based compensation and other long-term incentive awards for the Company’s executive officers, including the CEO and other key members of management. The Compensation and Pension Committee determines the type, structure and amount of each compensation component awarded under the Company’s compensation plans. They are responsible for approving payments under the plans and making a recommendation to the Board of Directors to approve base salary increases for Section 16 Officers. The process by which the Committee fulfills these responsibilities is detailed in the discussion that follows.

Executive Compensation Philosophy

The Compensation and Pension Committee has developed a set of principles to guide the design of the compensation plans and programs applicable to the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of 2006 (the “Named Executive Officers”).

•	Pay for performance where performance criteria are aligned with shareholder interests.
The performance of the Company and individual levels of performance determine the amount of compensation realized by the executive officers. The objectives of the Company’s compensation plans are intended to focus each executive officer on the achievement of key performance goals and the execution of the strategic plan that will promote the long-term success of the Company and maximize shareholder returns.

•	Put pay significantly “at risk” and subject to the achievement of strategic business objectives.
The executive officers have roles and responsibilities that directly influence the achievement of the Company’s performance objectives. Therefore, the Compensation and Pension Committee believes that they should have a significant portion of their compensation dependent on whether those objectives are achieved. Base salary is the only component of an executive officer’s direct compensation that is fixed. Other components, including annual incentive compensation and long-term incentive compensation, are subject to the achievement of strategic business objectives.

•	Balance short-term and long-term objectives.
The Company’s compensation programs are balanced between short-term and long-term objectives to ensure that executive officers focus on short-term performance that supports and ensures long-term success and profitability. Performance objectives include financial measures such as total revenue, hardware revenue, gross profit, operating income, and cash cycle. In addition to financial measures, growing market penetration is used as a long-term objective because the long-term performance of the Company will be driven by the execution of the strategic plan and growing market share is a key component of that plan. The Company’s compensation programs also include personal objectives relating to key focus areas and strategic performance objectives.

•	Provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop and retain outstanding talent.
The Company benchmarks the components of executive compensation to ensure that they are competitive to the marketplace. The target compensation for each executive officer is compared to market data to ensure that it is comparable to targeted pay levels established by the Compensation and Pension Committee. However, the Compensation and Pension Committee may use discretion to vary executive officer pay from the targeted levels based on factors such as an executive officer’s performance, responsibilities, experience, or length of time in the position.

Compensation Components

Total compensation for each of the Named Executive Officers consists of the following components:

•	Base salary

•	Annual incentive compensation

•	Cash-denominated long-term incentive compensation

•	Equity-based long-term incentive compensation (primarily stock options and restricted stock units)

•	Retirement plans and other benefits

•	Perquisites

Determining Executive Compensation

Annually, the Compensation and Pension Committee considers adjustments to the base salary of each of the Named Executive Officers and approves equity-based grants. The Compensation and Pension Committee also establishes the target compensation for each of the Named Executive Officers under the annual incentive compensation plan and the long-term incentive compensation plan. In order to evaluate each Named Executive Officer’s compensation, the Compensation and Pension Committee utilizes market benchmarks. Comparative compensation data is collected from four primary market surveys conducted by third parties. In 2006, the Company utilized survey data from Pearl Meyer & Partners, Radford Consulting, Towers Perrin HR Services and Buck Consultants. For 2007, the Company utilized survey data from Pearl Meyer & Partners, Radford Consulting, Towers Perrin HR Services and ICR Limited. In addition to the third-party survey data, the Company also analyzes data available through annual proxy statement disclosures released by a specific group of technology-based peer companies. The peer companies were selected based on similarity to the Company as measured by revenue, market capitalization, and line of business. Periodically the Compensation and Pension Committee reviews and updates the group of peer companies to ensure that each company continues to meet the selection criteria. The peer group of companies was last revised in 2006 based upon a review performed by Frederic W. Cook & Co., Inc. to include the companies listed below.

Advanced Micro Devices, Inc.	NCR Corporation
Agilent Technologies, Inc.	QUALCOMM Incorporated
Analog Devices, Inc.	Sanmina-SCI Corporation
Apple Computer, Inc.	Seagate Technology
Applied Materials, Inc.	Solectron Corporation
Avaya Inc.	Sun Microsystems, Inc.
Computer Sciences Corporation	Tektronix, Inc.
EMC Corporation	Western Digital Corporation
KLA-Tencor Corporation	Xerox Corporation
LSI Logic Corporation	Xilinx, Inc.
National Semiconductor Corporation

Nineteen peer group companies are included in the S&P 500 Information Technology Index and 17 are included in the Dow Jones U.S. Technology Index.

In order to determine the amount of compensation to award, the Compensation and Pension Committee considers the comparative market data and other factors detailed in the discussion that follows. The Compensation and Pension Committee has not established a specific target allocation for each compensation element.

Setting Performance Objectives

The Compensation and Pension Committee believes that the strategic plan appropriately reflects the level of performance required for the Company to be successful in a highly competitive market. Generally, the target attainment goal for a performance objective is directly aligned with the corresponding measure in the Company’s strategic plan for the corresponding performance period. The Compensation and Pension Committee believes that minimum attainment goals are achievable with some level of success, while target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation three times and for long-term incentive compensation one time.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to each of the Named Executive Officers in amounts in excess of $1 million unless the compensation is paid pursuant to pre-determined performance objectives within the meaning of Section 162(m). To ensure deductibility of non-discretionary annual incentive awards, the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was presented to and approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders, sets forth a maximum annual incentive award to each participant equal to six-tenths of one percent of Operating Income, as defined in the plan. The Compensation and Pension Committee and the Board of Directors believe that it is essential to retain the ability to reward and motivate executives based on the assessment of an individual’s performance, even though some or all of any such discretionary payments may not be deductible due to the requirements of Section 162(m). Accordingly, the Compensation and Pension Committee reserves the right to award discretionary incentive awards to executive officers and adopt other compensation plans and arrangements which may not be deductible under Section 162(m). Any such incentive payments would be based on the Compensation and Pension Committee’s qualitative assessment of the applicable executive’s individual performance and contribution.

COMPENSATION COMPONENTS

Base Salary

The base salary for each of the Named Executive Officers is determined by the responsibilities of the position held, the experience of the individual, the individual’s length of time in the position, and by reference to the information compiled from compensation surveys regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions as discussed above in the section entitled “Determining Executive Compensation.” The Compensation and Pension Committee has targeted base salary at the 50th percentile because they believe that the market median is the appropriate level for the fixed compensation component to ensure that the Company remains competitive in attracting and retaining executive officers. However, actual salaries may range above and below the market median based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement and length of time in the position.

Salary adjustments for each of the Named Executive Officers are based on an evaluation of the performance of the Company and of each of the Named Executive Officers. New responsibilities as well as changes in the competitive marketplace are also taken into account when considering an adjustment to base salary. The CEO makes a recommendation to the Compensation and Pension Committee for each of the Named Executive Officers other than himself for a base salary increase, if any, based on the factors discussed above. For the CEO, the Vice President of Human Resources presents the competitive market data to the Compensation and Pension Committee and makes a recommendation for the CEO’s base salary. The Compensation and Pension Committee determines the amount of the base salary increase to recommend to the Board of Directors for approval. The Board of Directors is ultimately responsible for approving a base salary increase for each of the Named Executive Officers.

Upon consideration of the performance of the Company in the previous fiscal year, none of the Named Executive Officers received a base salary increase in 2006. Based on the recommendation of the Compensation and Pension Committee, the Board of Directors approved an adjustment to the base salary of four of the Named Executive Officers at its meeting on February 22, 2007. Mr. Gamble’s base salary was increased by $45,000 to $495,000; Mr. Bahous’ base salary was increased by $35,000 to $475,000; Mr. Rooke’s base salary was increased by $40,000 to $570,000 and Mr. Cole’s base salary was increased by $30,000 to $420,000.

Annual Incentive Compensation

Annual incentive awards for each of the Named Executive Officers are made under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was approved by the Company’s stockholders in 2004. Under the terms of this plan, the maximum award for each executive officer participating in the plan is six-tenths of one percent of Operating Income, as defined in the plan. The Compensation and Pension Committee administers the plan and may reduce, but not increase, the maximum award made to a participant based on any factors it may deem appropriate. The factors considered for 2006 are set forth below.

Annual incentive compensation awards are structured to become payable to each of the Named Executive Officers upon the attainment of annual financial objectives pre-established by the Compensation and Pension Committee and individual performance objectives.

For 2006, the strategic performance objectives for each of the Named Executive Officers included the following:

•	Corporate Objectives — measured with reference to the annual operating plan goals for hardware revenue, operating income and cash cycle. The cash cycle objective measures the number of days it takes for the Company to convert its cash into product, sell the product to the end customer, and collect the accounts receivable for the product.

•	Worldwide Business Unit Objectives — measured with reference to the annual operating plan goals for the applicable worldwide business unit hardware revenue, operating income and cash cycle.

•	Personal Objectives — established based on key focus areas and strategic performance objectives specific to each individual. The CEO’s personal objective is based on an assessment of his general management of the Company.

The weighting for each objective for the fiscal year ending December 31, 2006 for each of the Named Executive Officers is shown in the table below.

		Worldwide
	Corporate	Business	Personal
Name	Objective	Unit Objective	Objective

P.J. Curlander	80%	0%	20%
J.W. Gamble, Jr.	80	0	20
N. Bahous	30	50	20
P.A. Rooke	30	50	20
V.J. Cole	80	0	20

The Compensation and Pension Committee determines the annual incentive compensation opportunity for each of the Named Executive Officers. The annual incentive opportunity is based on the survey data for annual incentive awards and total compensation published in the survey sources referenced above in the section entitled “Determining Executive Compensation.” Consistent with the Company’s pay-for-performance philosophy, an executive officer’s total cash compensation is highly leveraged. The Compensation and Pension Committee establishes annual incentive compensation targets that it believes put annual incentive compensation significantly “at risk” because payments are dependent upon the achievement of strategic performance objectives. Annual target cash compensation (i.e. base salary plus bonus opportunity) is benchmarked at a level higher than base compensation, the 65th percentile of the survey data, to balance the level of reward with the risk of achieving the performance objectives. However, target annual incentive compensation for each individual may range above and below the 65th percentile based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and time in the position. The annual incentive award opportunity for each of the Named Executive Officers for the fiscal year ending December 31, 2006 is shown in the table below.

Name	Threshold	Target	Maximum

P.J. Curlander	$300,000	$1,040,000	$2,000,000
J.W. Gamble, Jr.	135,000	337,500	675,000
N. Bahous	132,000	308,000	616,000
P.A. Rooke	159,000	397,500	795,000
V.J. Cole	117,000	273,000	546,000

The Compensation and Pension Committee must review and approve the business results and the incentive compensation plan attainments before a payment can be made. This review is generally performed in the first quarter of each year and the payout typically occurs shortly thereafter. The amount payable is based upon the achievement of performance objectives that vary based upon the executive officer’s position, level of responsibility and particular business unit. Failure to meet the threshold of all of the pre-established objectives for both the Company and the business unit results in no annual incentive award being paid. However, if the Company or business unit results fail to achieve the minimum level of attainment, growth of market share of one-half point or more in laser and inkjet printers may result in a payout at the minimum level. The CEO and the Compensation and Pension Committee retain the ability to eliminate or reduce amounts paid under the market share measure for any business unit that fails to meet their business unit performance targets.

An annual incentive compensation award for each of the Named Executive Officers other than the CEO is determined by the CEO and is reviewed and approved by the Compensation and Pension Committee. The award may be increased or decreased based on the judgment of the CEO and the Compensation and Pension Committee of the individual’s overall contribution to Lexmark’s business results. The Compensation and Pension Committee determines and approves the annual incentive compensation award for the CEO. In addition, the Compensation and Pension Committee must verify the attainment of Company and business unit objectives and may modify or eliminate the overall funding based on a variety of business needs. For 2006, each of the Named Executive Officers received the following payment of annual incentive compensation for the fiscal year ending December 31, 2006.

2006 Annual Incentive
Name	Compensation Award

P.J. Curlander	$1,048,320
J.W. Gamble, Jr.	343,575
N. Bahous	304,084
P.A. Rooke	381,833
V.J. Cole	277,914

Cash-Denominated Long-Term Incentive Compensation

The purpose of the Long-Term Incentive Plan is to reward the achievement of specific performance objectives over a three-year performance cycle. The Compensation and Pension Committee believes that the focus on objectives over a three-year horizon is important in the establishment of a long-term view and alignment of management’s interests with the long-term interests of shareholders. The Long-Term Incentive Plan awards are denominated in cash but may be paid in cash, stock or a combination of cash and stock at the Compensation and Pension Committee’s discretion. The Compensation and Pension Committee also may use negative discretion in determining any payment to participants. The payment of each executive’s long-term incentive award is conditioned on continued employment and eligibility. In the case of death, long-term disability or retirement during the performance period, a prorated payout, if any, will be based on actual financial performance over the entire performance period.

Under this program, certain executives, including each of the Named Executive Officers, will be eligible for a cash award at the end of each three-year cycle based on the achievement of the objectives that were established by the Compensation and Pension Committee. Long-Term Incentive Plans outstanding at the end of 2006 were for performance cycles 2004-2006, 2005-2007, and 2006-2008. The structure of each plan is as follows:

•	2004-2006 Long-Term Incentive Plan. The award was earned for achieving cumulative revenue and operating income and three-year average cash cycle objectives for the period beginning 1/1/04 and ending 12/31/06. For any payout to have occurred, minimum objectives must have been met for (a) both revenue and operating income; (b) cash cycle; or (c) financial peer review. The financial peer review is performed at the end of the three-year performance period and compares the return on invested capital and compound annual growth rate in earnings per share for the Company with that of its peer companies over the same three-year period. If the Company’s return on invested capital (calculated by dividing net income before extraordinary items and discontinued operations by average invested capital) and earnings per share growth both had been at or above each of the median averages of the peer companies included in three market indices (the S&P Technology Index, the S&P 500 Index and the Russell 1000 Index), the 2004-2006 Long-Term Incentive Plan would have been funded at the minimum level regardless of any below-minimum attainment for the three financial performance measures of revenue, operating income and cash cycle.

The revenue portion of the award calculation was 35%, 70% and 105% of the target award for each of the threshold, target and maximum business objectives. The operating income portion acted as a multiplier of the revenue award percentage at 50%, 100% and 150% for threshold, target and maximum, respectively. The cash cycle portion of the award was 15%, 30% or 45% of the target award if the threshold, target or maximum cash cycle objective, respectively, was achieved.

•	2005-2007 Long-Term Incentive Plan. The award is earned for achieving cumulative revenue and operating income and three-year average cash cycle objectives for the period beginning 1/1/05 and ending 12/31/07. The 2005-2007 Long-Term Incentive Plan is structured the same as the 2004-2006 Long-Term Incentive Plan.

•	2006-2008 Long-Term Incentive Plan. In 2006, the Compensation and Pension Committee reviewed the objectives of the Long-Term Incentive Plan and determined that it is not only imperative to focus on strategic financial metrics, but it is also important to foster long-term growth by focusing on objectives that support the execution of other key strategic initiatives. The Company’s ability to maintain favorable operating results depends on its ability to improve market penetration. Therefore, for any payout to occur, minimum objectives must be met for (a) 2008 operating income; (b) market share or (c) financial peer review. The financial peer review is performed at the end of the three-year performance period and compares return on invested capital for the Company with that of its peer companies over the same three-year period. If the attainment based upon the two performance measures is below the minimum level, the 2006-2008 Long-Term Incentive Plan will be funded at the minimum level if the Company’s return on invested capital is at or above the median of the three-year average of the return on invested capital of the peer companies included in the S&P Technology Index (or, if such index is no longer available, another appropriate index as determined by the Compensation and Pension Committee).

The operating income portion of the award will be 15%, 50% and 100% of the target award for each of the threshold, target and maximum business objectives. The market share portion of the award will be 15%, 50% and 150% of the target award for each of the threshold, target or maximum market share objectives.

The following table shows all Long-Term Incentive Compensation Plans outstanding at the end of 2006 for each of the Named Executive Officers.

Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)

P.J. Curlander	1/1/2006 - 12/31/2008	472,500	1,575,000	3,937,500
	1/1/2005 - 12/31/2007	511,875	1,575,000	3,189,375
	1/1/2004 - 12/31/2006	463,125	1,425,000	2,885,625

J.W. Gamble, Jr.	1/1/2006 - 12/31/2008	172,500	575,000	1,437,500
	1/1/2005 - 12/31/2007	186,875	575,000	1,164,375

N. Bahous	1/1/2006 - 12/31/2008	165,000	550,000	1,375,000
	1/1/2005 - 12/31/2007	178,750	550,000	1,113,750
	1/1/2004 - 12/31/2006	159,250	490,000	992,250

P. A. Rooke	1/1/2006 - 12/31/2008	195,000	650,000	1,625,000
	1/1/2005 - 12/31/2007	211,250	650,000	1,316,250
	1/1/2004 - 12/31/2006	195,000	600,000	1,215,000

V.J. Cole	1/1/2006 - 12/31/2008	120,000	400,000	1,000,000
	1/1/2005 - 12/31/2007	130,000	400,000	810,000
	1/1/2004 - 12/31/2006	113,750	350,000	708,750

The 2004-2006 Long-Term Incentive Plan was paid in the first quarter of 2007. The Company achieved 36% of the revenue objective, below the minimum attainment for operating income, and 42% of the cash cycle objective, resulting in an overall payout of 42% of each Named Executive Officer’s target award. The financial peer review was not conducted since the Company achieved an overall attainment above the minimum level. Payments to each of the Named Executive Officers were as follows, Dr. Curlander, $598,500; Mr. Bahous, $205,800; Mr. Rooke, $252,000, and Mr. Cole, $147,000.

Equity-Based Long-Term Incentive Compensation

The Company utilizes equity-based compensation awards to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating superior performance by employees. By providing employees with an ownership interest, their interests are aligned with those of the Company’s stockholders. Equity-based compensation awards also enable the Company to attract and retain the services of an outstanding management team upon which the successful conduct of its operations is largely dependent. Generally, the Company utilizes stock options annually as a component of each Named Executive Officer’s long-term compensation and grants restricted stock units to each of the Named Executive Officers in select instances.

•	Stock Options. The Compensation and Pension Committee primarily grants stock options to each of the Named Executive Officers because they believe that stock options are the form of equity-based compensation that most closely aligns the interests of senior management with that of stockholders. Stock option grant levels are determined based upon an evaluation of the market survey data as discussed above in the section entitled “Determining Executive Compensation,” values of prior option grants made to each Named Executive Officer, and an evaluation of the Named Executive Officer’s expected future contribution to business results.

For each of the Named Executive Officers, the value of long-term incentive compensation is targeted at the 65th percentile of the market survey data to reflect the Compensation and Pension Committee’s philosophy of putting pay significantly “at risk.” During the first quarter of each year, the Company performs an analysis using the Black-Scholes option pricing model to determine the number of options to grant to each of the Named Executive Officers that is market competitive, taking into consideration the value of the option grants that the individual has received in prior years. The CEO then makes a grant recommendation for each of the Named Executive Officers other than himself to the Compensation and Pension Committee based on this analysis and the individual’s expected future contribution to the business results. The Vice President of

Human Resources makes a recommendation to the Compensation and Pension Committee for the CEO based on competitive market data. The Compensation and Pension Committee is ultimately responsible for determining the number of options to be awarded and approving the grant. The following table shows the number of options awarded during the annual grant process and the Black-Scholes value of grants made to each of the Named Executive Officers since 2004.

Name	Year	Options Granted (#)	Black-Scholes Value ($)

P.J. Curlander	2006	225,000	$3,125,498
	2005	150,000	2,636,985
	2004	150,000	2,458,035
J.W. Gamble, Jr.	2006	60,000	833,466
N. Bahous	2006	60,000	833,466
	2005	47,000	826,255
	2004	47,000	770,184
P.A. Rooke	2006	60,000	833,466
	2005	47,000	826,255
	2004	47,000	770,184
V.J. Cole	2006	42,000	583,426
	2005	33,000	580,137
	2004	33,000	540,768

Stock options are generally granted at not less than the closing market price of the Company’s Class A Common Stock on the grant date, vest ratably over a period of three years and expire after ten years. Options granted to each of the Named Executive Officers since July 1999 contain a preferential vesting provision that provides for options to continue to vest for 24 months following retirement if at the time of the Named Executive Officer’s retirement the optionee has met certain age and/or service requirements and the optionee agrees to the cancellation of any option grant awarded within the 12 months prior to the retirement date. Stock options granted prior to February 2004 to certain executives and senior managers, including each of the Named Executive Officers, contain a feature that automatically awards a replacement (reload) option upon the exercise of options paid for with previously owned shares of Lexmark Class A Common Stock.

•	Restricted Stock Units. The Compensation and Pension Committee believes that restricted stock units are an effective long-term incentive to retain employees. In addition, restricted stock units serve to align the interests of employees with the interests of stockholders by providing a means to acquire an equity ownership in the Company. The Compensation and Pension Committee has periodically awarded restricted stock units to select Company executives, including certain of the Named Executive Officers, at a grant value that the Compensation and Pension Committee believes is an appropriate and useful complement to other long-term awards to provide an incentive to remain with the Company.

On February 22, 2006 when the closing price of Common Stock was $48.05, the Compensation and Pension Committee approved a grant of 50,000 restricted stock units for Dr. Curlander. The primary purpose for the grant was to ensure that Dr. Curlander would continue his employment with the Company given that his prior restricted stock unit grant would be fully vested in 2007 and that he is currently eligible for retirement under the Company’s retirement plan. The award is scheduled to vest in approximately equal installments upon the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment, as described in the following table. The award will expire seven years after the grant date if the specified Common Stock price targets have not been achieved.

		Approximate Stock
	Specified Common	Price Appreciation
Installment	Stock Price Target	from Grant Date	Vesting Date

1	$60.00	25%	February 22, 2008
2	65.00	35	February 22, 2009
3	70.00	45	February 22, 2010

The $60.00 price target was achieved on October 20, 2006; the $65.00 price target was achieved on November 21, 2006; and the $70.00 price target was achieved on December 14, 2006. As a result, Dr. Curlander will receive 17,000 shares on February 22, 2008; 16,500 shares of Common Stock on February 22, 2009 and 16,500 shares on February 22, 2010, subject to his continued employment with the Company.

Also on February 22, 2006, the Compensation and Pension Committee approved the grant of restricted stock units to Messrs. Bahous and Rooke. Approximately one-fifth of these restricted stock units vest on each of the second through sixth anniversaries of the date of grant. Messrs. Bahous and Rooke also received a grant of restricted stock units in 2004, of which one-third vested in 2006 (as described in the section entitled “Option Exercises and Stock Vested”) and one-third will vest in each of 2008 and 2010.

•	Grant Practice of Equity-Based Awards. Equity-based awards are granted under the Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, and must be approved by the Compensation and Pension Committee. Grants of equity-based awards are generally effective on the date that the Compensation and Pension Committee approves the award. The Compensation and Pension Committee has delegated authority to approve awards to the CEO or the Vice President of Human Resources, excluding grants made to Section 16 Officers. Pursuant to this delegation, the authority to approve awards is limited and the Company must present a report of the equity-based awards that have been granted at each Compensation and Pension Committee meeting. No more than 60,000 shares may be granted between Compensation and Pension Committee meetings and no more than 15,000 shares may be granted to an individual pursuant to an equity-based award. Restricted stock grants are limited to a maximum value of $350,000 per individual and a vesting schedule of not less than three years. Stock option awards must vest over a period of not less than three years, must not have a term that exceeds ten years, and must not have an exercise price lower than the closing price of the Company’s stock on the grant date. Awards are granted on the first business day of the month following approval by the CEO or the Vice President of Human Resources.

Retirement Plans and Other Benefits

The Company provides retirement and other benefit plans in which qualified employees, including each of the Named Executive Officers, are eligible to participate, as follows:

•	Retirement Plans. All employees in the United States, including each of the Named Executive Officers, were eligible to participate in the Lexmark Retirement Growth Account Plan. The plan is a cash balance defined benefit plan under which benefit accruals were frozen effective April 3, 2006. To the extent that a participant’s eligible compensation is not considered under the Lexmark Retirement Growth Account Plan due to the IRC Section 401(a)(17) limit ($220,000 in 2006), the Company maintains a non-qualified, unfunded, noncontributory plan known as the Lexmark Nonqualified Supplemental Retirement Plan. This plan provides for the same benefits that would have been provided under the cash balance defined benefit plan without such limitation. A description of the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan follows the “Pension Benefits” table.

•	401(k). The Lexmark Savings Plan is a tax-favored 401(k) plan that allows eligible employees, including each of the Named Executive Officers, to contribute on a pre-tax basis up to 50% of eligible compensation, as defined in the plan, subject to IRS limitations ($15,000 for pre-tax contributions and $5,000 for catch-up contributions in 2006; $15,500 for pre-tax contributions and $5,000 for catch-up contributions in 2007). For the first quarter of 2006, the Company matched each employee’s contribution at a rate of 50% up to 6% of the employee’s eligible compensation. Effective April 3, 2006, the Company changed to an automatic Company contribution of 1% of each employee’s eligible compensation and a Company matching contribution up to 5% of the employee’s eligible compensation.

•	Supplemental Deferred Compensation Plan. In 2006, the Compensation and Pension Committee approved the Lexmark Supplemental Savings and Deferred Compensation Plan to allow eligible employees, including each of the Named Executive Officers, to defer up to 100% of eligible compensation in excess of the IRC Section 401(a)(17) limit ($225,000 in 2007) beginning in 2007 and to receive a Company matching contribution of up to 6% of the employee’s eligible excess compensation. A description of the Lexmark

Supplemental Savings and Deferred Compensation Plan follows the “Non-Qualified Deferred Compensation” table.

•	Deferred Stock Units. The Lexmark International, Inc. Stock Incentive Plan entitles a participant, including each of the Named Executive Officers, to elect to defer receipt of all or a portion of his or her annual compensation and/or annual incentive compensation, and receive an award of deferred stock units. These deferred stock units are fully vested at all times and settle on the earlier of the fifth anniversary of the grant date or the termination date due to retirement, death or disability. The participant also receives an additional award of deferred stock units upon deferral with a value equal to 20% of the compensation deferred. These supplemental deferred stock units vest and settle on the fifth anniversary of the date that the compensation deferred would otherwise have been paid, subject to continued employment. Supplemental units will vest and settle in full upon termination of employment due to death or disability.

•	Employee Stock Purchase Plan. Eligible employees, including each of the Named Executive Officers, may participate in the Lexmark Employee Stock Purchase Plan. Under the plan, an employee may elect to purchase Company Stock at a 15% discount, with a maximum of $25,000 annually purchased based on the fair market value on the first day of an offering period.

•	Health and Welfare Benefits. Executive officers are eligible to participate in the same health and welfare benefit plans that are available to all eligible employees of the Company.

Perquisites

The Company provides each of the Named Executive Officers with perquisites that the Company and the Compensation and Pension Committee believe are reasonable and consistent with its overall compensation philosophy.

Each of the Named Executive Officers is entitled to financial planning assistance and can receive up to $5,000 ($10,000 for Dr. Curlander) annually in reimbursement for qualified payments towards financial planning. Amounts not used in previous years can be carried forward, up to a maximum of $15,000, for use in subsequent years. Reimbursements for financial planning are reported on a cash basis and are eligible for a tax gross-up payment.

During 2006, at the suggestion of the Company’s Director of Global Security, several of the Company’s executives, including each of the Named Executive Officers, were offered the opportunity to have a security assessment of their personal residences performed at a cost to the Company of approximately $500 per assessment.

In addition, Dr. Curlander’s spouse may accompany him on the Company aircraft when he is traveling for business and there is no incremental cost to the Company.

Stock Ownership

The Compensation and Pension Committee believes in aligning the interests of executive officers with the long-term interests of stockholders. Consistent with this philosophy, the Compensation and Pension Committee recommended, and the Board approved, stock ownership guidelines for each of the Named Executive Officers. These guidelines require that until the ownership goal is reached, each of the Named Executive Officers must retain a percentage of after tax net shares on the exercise of any stock options and the vesting of restricted stock units. That percentage is 100% for Dr. Curlander and 50% for each of the other Named Executive Officers. The guideline requires Dr. Curlander to hold a minimum of five times base salary and each of the other Named Executive Officers to hold a minimum of three times base salary in value of the Company’s Class A Common Stock. The Compensation and Pension Committee annually reviews the actual stock ownership of each Section 16 Officer compared to his or her stock ownership guideline. Information on the number of stock options and vested deferred stock units is also presented to the Compensation and Pension Committee during the review of stock ownership.

Tally Sheets

The Compensation and Pension Committee annually reviews tally sheets that set forth the total annual compensation for each of the Named Executive Officers and certain other executive officers. The Compensation and Pension Committee believes that tally sheets are important to maintain visibility to amounts payable to each of the Named Executive Officers under various termination scenarios. The tally sheets include the dollar amount that would be realized by the executive officer under four termination scenarios. These scenarios include voluntary termination, involuntary termination without cause or good reason, involuntary termination for cause, and termination following a change in control.

COMPENSATION COMMITTEE REPORT

The Compensation and Pension Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussions with management, the Compensation and Pension Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

William R. Fields, Chair
Stephen R. Hardis
Jean-Paul L. Montupet
Kathi P. Seifert
Martin D. Walker

EXECUTIVE COMPENSATION

The information set forth below describes the components of the total compensation of each of the Named Executive Officers. The Named Executive Officers are determined based on 2006 total compensation excluding the change in pension value and nonqualified deferred compensation earnings, as disclosed in the Summary Compensation Table. Also described below are the contracts, plans, and arrangements providing for payments to each of the Named Executive Officers in connection with a termination of the Named Executive Officer, a change in control of the Company or certain changes in the Named Executive Officer’s responsibilities.

The following table sets forth the compensation earned by each of the Named Executive Officers for all services rendered to the Company and its subsidiaries during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All
		Salary	Bonus	Awards ($)	Awards ($)	Compensation ($)	Earnings	Other	Total
Name and Principal Position	Year	($)	($)	(1)	(2)	(3)	($)(4)	Compensation ($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

P.J. Curlander	2006	$1,000,000	$0	$1,064,050	$6,321,152	$1,646,820	$0	$23,992	$10,056,014
Chairman and Chief Executive Officer
J.W. Gamble, Jr.	2006	450,000	0	81,256	390,831	343,575	5,508	119,010	1,390,180
Executive Vice President and Chief Financial Officer
N. Bahous	2006	440,000	0	279,023	1,900,581	509,884	59,638	32,854	3,221,980
Vice President and Division President
P.A. Rooke	2006	530,000	0	264,791	1,360,837	633,833	9,262	9,154	2,807,877
Executive Vice President and Division President
V.J. Cole	2006	390,000	0	0	897,348	424,914	19,807	17,061	1,749,130
Vice President, General Counsel and Secretary

(1)	Consists of the dollar amount recognized with respect to restricted stock units for financial statement reporting purposes during fiscal year ending December 31, 2006 in accordance with FAS 123R. Except for the grant made to Dr. Curlander on February 22, 2006, restricted stock units are valued by multiplying the number of units granted by the closing price of a share of Class A Common Stock on the grant date. The restricted stock units granted to Dr. Curlander on February 22, 2006 were valued by Mercer Human Resource Consulting using the binomial valuation model. The binomial model relies on the term structure of forward risk-free interest rates. This input is based on the yield of U.S. Treasury STRIPS on the valuation date. An annual volatility estimate of 30% was used in the calculation. The expense for all restricted stock unit awards is amortized over the vesting period. The values in the table reflect restricted stock units granted between February 21, 2001 and February 22, 2006 at a stock price that ranged from $40.94 to $88.16, and have vesting periods that range from four to six years.

(2)	Consists of the dollar amount recognized with respect to stock options for financial statement reporting purposes during fiscal year ending December 31, 2006 in accordance with FAS 123R. The values in the table reflect stock options granted between February 21, 2001 and November 30, 2006. Assumptions used in the calculation of these awards are disclosed in the Company’s audited financial statements included in the

Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as detailed in the table that follows.

	Fiscal Year	Note to
	End of Audited	Consolidated	Filing Date of
	Financial	Financial	Annual Report on
Year of Grant	Statements	Statements	Form 10-K

2001	December 31, 2001	13	March 19, 2002
2002	December 31, 2002	12	March 14, 2003
2003	December 31, 2003	12	March 12, 2004
2004	December 31, 2004	12	March 9, 2005
2005	December 31, 2005	12	March 8, 2006
2006	December 31, 2006	3	February 28, 2007

(3)	Consists of annual incentive compensation for the fiscal year ending December 31, 2006 and the payment under the 2004-2006 Long-Term Incentive Plan as detailed in the table that follows.

	2006	2004-2006	Total Non-Equity
	Annual Incentive	Long-Term	Incentive Plan
Name	Compensation	Incentive Plan	Compensation

P.J. Curlander	$1,048,320	$598,500	$1,646,820
J.W. Gamble, Jr.	343,575	0	343,575
N. Bahous	304,084	205,800	509,884
P.A. Rooke	381,833	252,000	633,833
V.J. Cole	277,914	147,000	424,914

(4)	Consists of the change in pension value during 2006 under the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan. For Mr. Bahous, the amount also includes the change in pension value during 2006 under the ARRCO and AGIRC. See the section entitled “Pension Benefits” for a description of these plans.

(5)	The following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

			Matching
	Financial	Tax Gross-Up	Contribution under
	Planning	for Financial	the Lexmark
Name	Reimbursement	Planning	Savings Plan	Other	Total

P.J. Curlander	$10,946	$5,946	$6,600	$500(a)(b)	$23,992
J.W. Gamble, Jr.	0	0	8,354	110,656(c)	119,010
N. Bahous	0	0	5,854	27,000(a)(d)	32,854
P.A. Rooke	1,749	929	6,476	0	9,154
V.J. Cole	5,000	3,532	8,529	0	17,061

(a)	Includes the fee in the amount of $500 paid by the Company for a security assessment of the personal residence of Dr. Curlander and Mr. Bahous.

(b)	During 2006, Dr. Curlander’s spouse accompanied him on one business trip on the corporate aircraft at no incremental cost to the Company. Dr. Curlander is taxed on the imputed income attributable to such personal use ($837.33, as calculated using the Standard Industry Fare Level (SIFL) rates) and does not receive tax assistance from the Company with respect to this amount.

(c)	Consists of expenses related to Mr. Gamble’s relocation in the amount of $83,894 and a tax gross-up of $26,762.

(d)	Consists of payments related to immigration ($7,174), tax consulting ($9,909), and payments made to the social security and unemployment coverage systems in France ($7,417) under the terms of Mr. Bahous’ employment agreement. See the section entitled “Employment Agreements” following the Grants of Plan-Based Awards table. Also includes an Invention Award in the amount of $2,000 related to Mr. Bahous’ contribution to the development of a printing system submitted for a patent with the United States Patent and Trademark Office.

GRANTS OF PLAN-BASED AWARDS

								All Other		All Other
								Stock		Option
								Awards:		Awards:
								Number of		Number of	Exercise or	Grant Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of		Securities	Base Price	Value of Stock
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or		Underlying	of Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)		Options (#)	Awards	Awards ($)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(2)		(3)	($/Sh)	(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)

P.J. Curlander	—	$300,000	$1,040,000	$2,000,000
	—	472,500	1,575,000	3,937,500
	02/22/2006							50,000	(5)			$2,066,554	(6)
	02/22/2006									225,000	$48.05	3,125,498
	08/07/2006									20,756	53.91	185,812
	11/09/2006									22,135	65.58	135,564
	11/30/2006									2,410	68.48	5,046
J.W. Gamble, Jr.	—	135,000	337,500	675,000
	—	172,500	575,000	1,437,500
	02/22/2006									60,000	48.05	833,466
N. Bahous	—	132,000	308,000	616,000
	—	165,000	550,000	1,375,000
	02/22/2006							15,000				720,750
	02/22/2006									60,000	48.05	833,466
	11/03/2006									996	63.36	5,417
	11/21/2006									8,409	67.05	136,967
	11/21/2006									6,644	67.05	104,792
P.A. Rooke	—	159,000	397,500	795,000
	—	195,000	650,000	1,625,000
	02/22/2006							15,000				720,750
	02/22/2006									60,000	48.05	833,466
V.J. Cole	—	117,000	273,000	546,000
	—	120,000	400,000	1,000,000
	02/22/2006									42,000	48.05	583,426

(1)	The first row for each Named Executive Officer in this column entitled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” consists of potential future payments of annual incentive compensation with respect to fiscal year 2006 under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan. The second row consists of potential future payments under the 2006-2008 Long-Term Incentive Plan.

(2)	Restricted stock unit awards in 2006 are granted under the Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, effective April 30, 2003. Unless otherwise noted, restricted stock units granted in 2006 vest and settle in five equal installments (20% each) on the second through sixth anniversaries of the grant date.

(3)	Stock option awards in 2006 are granted under the Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, effective April 30, 2003. Each option permits the optionee to (i) pay for the exercise price with previously owned shares of Class A Common Stock and (ii) satisfy tax-withholding obligations with shares acquired upon exercise. With respect to options granted prior to February 2004, unless the Compensation and Pension Committee determines otherwise, replacement (reload) options are automatically granted upon exercise of options paid for with previously owned shares of Class A Common Stock. The number of reload options granted is equal to the number of shares used to satisfy the option exercise cost. The material terms and vesting schedule of stock options granted in 2006 are as follows:

Grant Type	Grant Date	Vesting Schedule	Term	Exercise Price

Stock Option	2/22/2006	Vest and become exercisable in three approximately equal installments (34%, 33%, 33%), commencing on 2/22/2007	10 years	Closing stock price of a share of Class A Common Stock on the grant date

Reload Stock Option	Various, excluding 2/22/2006	100% vested on the grant date and become exercisable six months after grant date	Same expiration as the related option that gave rise to the reload option	Closing stock price of a share of Class A Common Stock on the day prior to the grant date

(4)	Unless otherwise noted, the value for restricted stock units was determined by multiplying the number of units granted by the closing price of a share of Class A Common Stock on the grant date.

The grant date fair value for stock options was established using the Black-Scholes stock option valuation model. Assumptions used to calculate the grant date fair value of options granted during 2006 were in accordance with SFAS 123R, as follows:

a.	Expected Volatility — The standard deviation of the weekly closing stock price over a 3.3 year period immediately preceding the grant date. The volatility used in the calculations ranged from 22% to 43%.

b.	Risk-Free Interest Rate — The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free interest rates used in the calculations ranged from 4.65% to 5.20%.

c.	Dividend Yield — The expected dividend yield was 0% based on the historical dividend yield.

d.	Expected Life — The expected life of grants, other than reload option grants, was 3.3 years. The expected life of reload grants was assumed to be 50% of the remaining period until expiration. The expected life of reload grants ranged from 0.10 years to 3.30 years.

(5)	Consists of restricted stock units scheduled to vest and settle in three approximately equal installments (34%, 33%, 33%) on the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment as described in the table below. The award will expire seven years after the grant date if the specified stock price targets are not achieved.

		Approximate Stock Price
	Specified Common	Appreciation from Grant
Installment	Stock Price Target	Date	Vesting Date

1	$60.00	25%	February 22, 2008
2	65.00	35	February 22, 2009
3	70.00	45	February 22, 2010

(6)	The value of Dr. Curlander’s restricted stock units was established by Mercer Human Resource Consulting using the binomial valuation model. The binomial model relies on the term structure of forward risk-free interest rates. This input is based on the yield of U.S. Treasury STRIPS on the valuation date. An annual volatility estimate of 30% was used in the calculation.

Employment Contracts

The Company is party to employment agreements with each of Dr. Curlander and Messrs. Gamble, Bahous, Rooke and Cole with employment terms expiring June 30, 2007 in the case of Dr. Curlander and Messrs. Gamble, Rooke, and Cole, and June 30, 2008 in the case of Mr. Bahous. The employment agreements will automatically renew for an additional two-year employment term, unless notice is given by the Company or the employee of an intention not to renew the agreement prior to the expiration date of the current term. A description of the material terms and the payments provided to each of the Named Executive Officers under the employment agreements is detailed in the section entitled “Termination and Change in Control Payments.”

In July 2004, the employment agreement entered into by Lexmark SARL with Mr. Bahous on April 1, 1991 was suspended by endorsement and supplemented by an employment agreement signed with the Company during his stay in the United States. The seniority acquired during Mr. Bahous’ expatriation will be cumulated with the seniority he already acquired until the date of expatriation. During his expatriation in the United States, the Company will request the adhesion of Mr. Najib Bahous to the “Caisse des Francais de l’Etranger” (“Fund scheme for French people abroad”) for sickness-maternity-disability risks, and daily allowances for sickness and old age. The Company will pay and take responsibility for those contributions due to the “Caisse des Francais de l’Etranger” for the duration of the expatriation, on the basis of his reference salary fixed at 259,000 Euros. In addition, the Company will make the required contributions to the ASSEDIC (unemployment). The Company will not require reimbursement from Mr. Bahous for these contributions. Finally, all benefits accruing to Mr. Bahous pursuant to his Lexmark SARL agreement ceased in July 2004 with the following exceptions: (i) taxation — the Company shall continue to pay the cost of preparation for all U.S. and French tax filings required to be filed by Mr. Bahous until such time as Mr. Bahous’ employment with the Company is terminated or Mr. Bahous returns to France; (ii) immigration — the Company shall continue to pay the cost of all U.S. immigration filings and appearances required of Mr. Bahous and his immediate family to enable each of them to obtain their green cards; and (iii) relocation expenses — upon the termination of Mr. Bahous’ employment with the Company or his return to Paris, France at the request of the Company, the Company shall arrange and pay for the shipment of a reasonable amount of personal goods and effects and air travel for Mr. Bahous’ immediate family from his place of work in the United States to Paris, France.

Indemnification Agreements

The Company has entered into indemnification agreements with Dr. Curlander, and each of Messrs. Gamble, Bahous, Rooke and Cole, which require the Company to indemnify them against certain liabilities that may arise as a result of their status or service as directors and/or officers of the Company and its subsidiaries.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan Awards:
					Equity						Incentive	Market or
					Incentive						Plan	Payout
	Number				Plan Awards:					Market	Awards:	Value of
	of		Number of		Number of			Number of		Value of	Number of	Unearned
	Securities		Securities		Securities			Shares or		Shares or	Unearned	Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Shares, Units or	Units or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested (1)	Vested	Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

P. J. Curlander	94,500	(2)	—			$52.3438	02/11/2009	16,667	(3)	$1,220,024
	120,000	(4)	—			52.3438	02/11/2009	50,000	(5)	3,660,000
	—		110,000	(6)		109.4375	02/07/2010
	110,000	(7)	—			109.4375	02/07/2010
	150,000	(8)	—			50.0800	02/21/2011
	120,000	(9)	30,000	(9)		50.4800	02/20/2012
	90,000	(10)	60,000	(10)		58.4200	02/11/2013
	100,500	(11)	49,500	(11)		81.0400	02/25/2014
	4,882	(12)(41)	—			96.1600	02/13/2007
	4,434	(13)(41)	—			85.8600	02/13/2007
	5,430	(14)(41)	—			81.7800	02/13/2007
	2,269	(15)(41)	—			83.9100	02/13/2007
	51,000	(16)	99,000	(16)		84.8000	02/09/2015
	8,417	(17)	—			65.2600	02/12/2008
	15,451	(18)	—			63.2000	02/12/2008
	—		225,000	(19)		48.0500	02/22/2016
	—		20,756	(20)		53.9100	02/12/2008
	—		22,135	(21)		65.5800	04/30/2008
	—		2,410	(22)		68.4800	02/13/2007
J.W. Gamble, Jr.	17,000	(23)	33,000	(23)		40.9400	10/26/2015	5,955	(24)	435,906
	—		60,000	(19)		48.0500	02/22/2016
N. Bahous	7,000	(7)	—			109.4375	02/07/2010	7,920	(25)	579,744
	20,000	(9)	5,000	(9)		50.4800	02/20/2012	15,000	(26)	1,098,000
	28,200	(10)	18,800	(10)		58.4200	02/11/2013
	31,490	(11)	15,510	(11)		81.0400	02/25/2014
	1,927	(27)	—			95.0600	02/12/2008
	15,980	(16)	31,020	(16)		84.8000	02/09/2015
	—		60,000	(19)		48.0500	02/22/2016
	—		996	(28)		63.3600	02/12/2008
	—		8,409	(29)		67.0500	07/25/2011
	—		6,644	(29)		67.0500	02/21/2011

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan Awards:
					Equity						Incentive	Market or
					Incentive						Plan	Payout
	Number				Plan Awards:					Market	Awards:	Value of
	of		Number of		Number of			Number of		Value of	Number of	Unearned
	Securities		Securities		Securities			Shares or		Shares or	Unearned	Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Shares, Units or	Units or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested (1)	Vested	Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

P.A. Rooke	—		25,000	(6)		$109.4375	02/07/2010	7,920	(30)	$579,744
	25,000	(7)	—			109.4375	02/07/2010	15,000	(26)	1,098,000
	18,800	(8)	—			50.0800	02/21/2011
	30,300	(9)	9,400	(9)		50.4800	02/20/2012
	9,000	(31)	3,000	(31)		59.4200	10/31/2012
	18,800	(10)	18,800	(10)		58.4200	02/11/2013
	1,614	(32)	—			75.6400	02/12/2008
	12,180	(32)	—			75.6400	02/11/2009
	3,020	(32)(41)	—			75.6400	02/13/2007
	4,842	(32)	—			75.6400	02/12/2008
	19,804	(33)	—			80.8800	02/11/2009
	31,490	(11)	15,510	(11)		81.0400	02/25/2014
	2,483	(34)	—			92.7600	02/11/2009
	1,318	(34)	—			92.7600	02/12/2008
	1,642	(34)(41)	—			92.7600	02/13/2007
	678	(34)	—			92.7600	02/11/2013
	7,512	(35)	—			80.0100	02/21/2011
	2,228	(35)	—			80.0100	10/31/2012
	6,079	(35)	—			80.0100	02/11/2013
	9,734	(36)	—			83.3500	02/21/2011
	4,422	(36)	—			83.3500	02/20/2012
	15,980	(16)	31,020	(16)		84.8000	02/09/2015
	—		60,000	(19)		48.0500	02/22/2016
V. J. Cole	2,005	(37)(41)	—			75.9375	02/13/2007
	1,876	(37)	—			75.9375	02/12/2008
	—		17,500	(6)		109.4375	02/07/2010
	17,500	(7)	—			109.4375	02/07/2010
	13,200	(8)	—			50.0800	02/21/2011
	13,200	(9)	6,600	(9)		50.4800	02/20/2012
	13,200	(10)	13,200	(10)		58.4200	02/11/2013
	19,366	(38)	—			72.9800	02/11/2009
	4,566	(38)	—			72.9800	02/20/2012
	2,324	(39)	—			81.1000	02/11/2009
	4,076	(39)	—			81.1000	02/21/2011
	4,109	(39)	—			81.1000	02/20/2012
	22,110	(11)	10,890	(11)		81.0400	02/25/2014
	4,203	(40)	—			91.7500	02/11/2013
	6,209	(40)	—			91.7500	02/12/2008
	8,216	(40)	—			91.7500	02/11/2009
	7,205	(40)	—			91.7500	02/21/2011
	2,491	(40)(41)	—			91.7500	02/13/2007
	11,220	(16)	21,780	(16)		84.8000	02/09/2015
	—		42,000	(19)		48.0500	02/22/2016

(1)	Based on the closing price of Lexmark Class A Common Stock on December 31, 2006 ($73.20).

(2)	Consists of stock options granted February 11, 1999 in connection with the 1997-2000 Long-Term Incentive Plan. Maximum performance objectives were attained; therefore, the options vested on February 11, 2000 and became exercisable on February 11, 2002.

(3)	Consists of restricted stock units from the February 21, 2001 grant of 50,000 restricted stock units. Of which, 16,666 vested on February 21, 2003 (settlement deferred until February 21, 2005); 16,667 vested on February 21, 2005; and 16,667 vested on February 21, 2007.

(4)	Consists of stock options granted February 11, 1999. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 11, 2000.

(5)	Consists of restricted stock units granted February 22, 2006. The award is scheduled to vest and settle in three approximately equal installments (34%, 33%, 33%) on the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment. Since each stock price target has been achieved, the units will vest and settle in three approximately equal installments (34%, 33%, 33%) on February 22, 2008, February 22, 2009 and February 22, 2010, respectively. Refer to the Compensation Discussion and Analysis section entitled “Equity-Based Long-Term Incentive Compensation” for a further description of this award.

(6)	Consists of stock options granted February 7, 2000 in connection with the 2000-2003 Long-Term Incentive Plan. The stock options cliff vest on August 7, 2009.

(7)	Consists of stock options granted February 7, 2000. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 7, 2001.

(8)	Consists of stock options granted February 21, 2001. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 21, 2002.

(9)	Consists of stock options granted February 20, 2002. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 20, 2003.

(10)	Consists of stock options granted February 11, 2003. The options vest and become exercisable in five equal annual installments (20% of grant per year), commencing February 11, 2004.

(11)	Consists of stock options granted February 25, 2004. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 25, 2005.

(12)	Consists of reload stock options granted April 20, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(13)	Consists of reload stock options granted July 26, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(14)	Consists of reload stock options granted October 19, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(15)	Consists of reload stock options granted January 24, 2005. The options vested in whole at the grant date and became exercisable six months after the grant date.

(16)	Consists of stock options granted February 9, 2005. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 9, 2006.

(17)	Consists of reload stock options granted May 13, 2005. The options vested in whole at the grant date and became exercisable six months after the grant date.

(18)	Consists of reload stock options granted July 29, 2005. The options vested in whole at the grant date and became exercisable six months after the grant date.

(19)	Consists of stock options granted February 22, 2006. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 22, 2007.

(20)	Consists of reload stock options granted August 7, 2006. The options vested in whole at the grant date and became exercisable six months after the grant date.

(21)	Consists of reload stock options granted November 9, 2006. The options vested in whole at the grant date, but are not exercisable until six months after the grant date.

(22)	Consists of reload stock options granted November 30, 2006. The options vested in whole at the grant date but are not exercisable until six months after the grant date. These options expired on February 13, 2007 prior to becoming exercisable.

(23)	Consists of stock options granted October 26, 2005. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing October 26, 2006.

(24)	Consists of restricted stock units from the October 26, 2005 grant of 7,939 restricted stock units. 1,984 of the restricted stock units vested and settled on October 26, 2006 and 1,985 of the restricted stock units will vest on each of October 26, 2007, 2008 and 2009.

(25)	Consists of restricted stock units from the August 20, 2004 grant of 12,000 restricted stock units. 4,080 of the restricted stock units vested and settled on August 20, 2006 and 3,960 of the restricted stock units will vest and settle on each of August 20, 2008 and 2010.

(26)	Consists of restricted stock units from the February 22, 2006 grant of 15,000 restricted stock units. The restricted stock units vest and settle in five equal installments (20% each) on the second through sixth anniversaries of the grant date.

(27)	Consists of reload stock options granted May 26, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(28)	Consists of reload stock options granted November 3, 2006. The options vested in whole at the grant date, but are not exercisable until six months after the grant date.

(29)	Consists of reload stock options granted November 21, 2006. The options vested in whole at the grant date, but are not exercisable until six months after the grant date.

(30)	Consists of restricted stock units from the February 25, 2004 grant of 12,000 restricted stock units. 4,080 of the restricted stock units vested and settled on February 25, 2006 and 3,960 of the restricted stock units will vest and settle on each of February 25, 2008 and 2010.

(31)	Consists of stock options granted October 31, 2002. The options vest and become exercisable in five equal annual installments (20% of grant per year), commencing October 31, 2003.

(32)	Consists of reload stock options granted November 18, 2003. The options vested in whole at the grant date and became exercisable six months after the grant date.

(33)	Consists of reload stock options granted February 25, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(34)	Consists of reload stock options granted May 24, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(35)	Consists of reload stock options granted October 27, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(36)	Consists of reload stock options granted February 1, 2005. The options vested in whole at the grant date and became exercisable six months after the grant date.

(37)	Consists of reload stock options granted August 24, 1999. The options vested in whole at the grant date and became exercisable six months after the grant date.

(38)	Consists of reload stock options granted November 12, 2003. The options vested in whole at the grant date and became exercisable six months after the grant date.

(39)	Consists of reload stock options granted February 24, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(40)	Consists of reload stock options granted May 19, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(41)	These options expired unexercised on February 13, 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

P.J. Curlander	107,528	$3,681,716	0		$0
J.W. Gamble, Jr.	0	0	1,984	(1)	122,492	(1)
N. Bahous	39,100	756,568	4,080	(2)	217,546	(2)
P.A. Rooke	0	0	4,080	(3)	195,473	(3)
V.J. Cole	0	0	0		0

(1)	Consists of restricted stock units that vested in 2006. This was the first tranche of the 7,939 restricted stock units granted on October 26, 2005. The units are scheduled to vest in four approximately equal installments on the first through the fourth anniversaries of the grant date.

(2)	Consists of restricted stock units that vested in 2006. This was the first tranche of the 12,000 restricted stock units granted on August 20, 2004. The units are scheduled to vest in three approximately equal installments on the second, fourth and sixth anniversaries of the grant date.

(3)	Consists of restricted stock units that vested in 2006. This was the first tranche of the 12,000 restricted stock units granted on February 25, 2004. The units are scheduled to vest in three approximately equal installments on the second, fourth and sixth anniversaries of the grant date.

PENSION BENEFITS

			Present
			Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit ($)	Last Fiscal Year
Name	Plan Name (1)	(#) (2)	(3)	($)
(a)	(b)	(c)	(d)	(e)

P.J. Curlander	Tax-qualified plan	31.8	$838,254	$0
	Non-qualified plan	31.8	3,431,015	0
J.W. Gamble, Jr.	Tax-qualified plan	0.7	12,139	0
	Non-qualified plan	0.7	0	0
N. Bahous	Tax-qualified plan	1.8	30,614	0
	Non-qualified plan	1.8	36,263	0
	ARRCO	30.3	59,684	0
	AGIRC	30.3	436,567	0
P.A. Rooke	Tax-qualified plan	25.9	499,895	0
	Non-qualified plan	25.9	104,330	0
V.J. Cole	Tax-qualified plan	14.9	189,071	0
	Non-qualified plan	14.9	201,102	0

(1)	The tax-qualified plan refers to the Lexmark Retirement Growth Account Plan (“RGA”). The non-qualified plan refers to the Lexmark Nonqualified Supplemental Retirement Plan (“SERP”). The ARRCO and AGIRC refer to Mr. Bahous’ French mandatory benefits described below under “French Retirement Plans.”

(2)	Reflects credited service frozen as of April 3, 2006 for benefit accrual purposes for RGA and SERP Plans. Mr. Bahous became eligible for the RGA and SERP upon the termination of his international assignment from France to the United States effective July 1, 2004. Actual years of service through December 31, 2006 are 32.5 for Dr. Curlander, 1.4 for Mr. Gamble, 32.8 for Mr. Bahous, 26.6 for Mr. Rooke and 15.6 for Mr. Cole.

(3)	The values are based on benefits accrued as of December 31, 2006. Key assumptions used in valuing the benefits are as follows:

•	Discount rates were 5.85% for the RGA, ARRCO and AGIRC Plans, and 5.75% for the SERP.
•	Post-retirement mortality rates were based on the RP 2000 Mortality Table projected to 2005. No pre-retirement mortality rates were assumed.
•	The interest crediting rate on a participant’s cash balance account was assumed to be 5.34% in 2006 and 4.50% thereafter.
•	Retirement is assumed to occur at the age the participant is first eligible for unreduced benefits.
•	Benefits were assumed to be paid as a lump sum to participants eligible only for cash balance benefits. Other participants are assumed to elect the payment form (lump sum or annuity) which produces the higher value.

Lexmark Retirement Growth Account Plan

The Lexmark Retirement Plan was amended and restated as the Lexmark Retirement Growth Account Plan effective January 1, 1998. The plan is a defined benefit pension plan that provides all vested eligible employees with retirement income. An initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. The cash balance benefit is based on the opening account balance and annual contribution credits of 6% of eligible earnings for up to 35 years of service. Cash balance benefits also include an interest component that is based on the 1-year Constant Treasury Maturity rates plus 1%, subject to a minimum of 4%. Eligible earnings include salary, commission payments and recurring payments under any form of variable compensation plan, short-term incentive pay and exclude compensation deferred under any other nonqualified deferred compensation plan, special awards, long-term incentive compensation, and gains on stock option exercises. Includable earnings are limited by the amount under IRC Section 401(a)(17) ($220,000 in 2006).

Effective April 3, 2006, annual contribution credits were discontinued and the Retirement Growth Account Plan was frozen. Interest will continue to accrue on individual Retirement Growth Account balances until the participant begins receiving a benefit under the plan. Upon leaving the Company after the participant has become vested (which requires 5 years of continuous service), the participant may elect an annuity funded by the Retirement Growth Account balance or a lump sum of the Retirement Growth Account balance. The full annuity benefit is payable in the form of a life annuity. Alternative annuity payment forms, such as joint and survivor annuities and Social Security leveling options, are available on an actuarially equivalent basis. Lump sum amounts are equal to the better of the value of the cash balance account under the Retirement Growth Account Plan or the present value of annuity benefits accrued as of December 31, 1999 under the Lexmark Retirement Plan, with such present value determined using a discount rate based on 30-year Treasury rates, an IRS-prescribed mortality table and an assumed retirement age of 65.

The Lexmark Retirement Plan was designed to provide a monthly retirement income based on service and earnings. Benefits under this plan were frozen on December 31, 1999. The retirement benefit under the Lexmark Retirement Plan is calculated as the sum of a Core Retirement Benefit (for employees hired before January 1, 1993), a career average formula based upon an employee’s credited service and earnings (frozen on December 31, 1999), and a Personal Retirement Provision, which provided annual allocations based upon an employee’s earnings and guaranteed interest credits. Upon retirement, benefits for employees hired before January 1, 1993 are calculated under the prior plan provisions and under the provisions effective January 1, 1998. Participants receive benefits equal to the greater of the two calculations. The prior plan formula generally provided an annuity benefit equal to 1.35% of 5-year average earnings through 1996 times service through 1996 plus 1.35% of pay earned in years 1997 through 1999. In addition, the prior plan provided a cash balance benefit based on contribution credits of 5% of pay in 1991 up to $7,500, 1% of pay in 1992, 2% of pay in 1993 and 3% of pay in 1994 through 1999 plus interest credits based on 1-year Treasury Bill rates plus 1.5%, subject to a minimum of 4%. Participants hired between January 1, 1993 and January 1, 1998 only received the cash balance benefit under the prior plan.

Normal retirement age is the later of age 65 or the completion of 5 years of continuous service, as defined in the plan. Under the prior plan provisions applicable to employees hired before January 1, 1993, early retirement eligibility occurs at the earliest of 30 years of continuous service, age 55 with 15 years of continuous service or age 62 with 5 years of continuous service. There is no early retirement reduction after 30 years of continuous service or attainment of age 60. Prior to 30 years of continuous service or attainment of age 60, the early retirement reduction is 2% per year of early commencement. The only Named Executive Officer currently eligible for early retirement benefits under the prior plan provision is Dr. Curlander.

Lexmark Nonqualified Supplemental Retirement Plan

The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which would have been paid under the Lexmark Retirement Growth Account Plan if not for the eligible compensation limits as defined in IRC Section 401(a)(17) ($220,000 in 2006). These benefits are paid out of the general funds of the Company. Annual contribution credits were discontinued as of April 3, 2006 when the Retirement Growth Account Plan was frozen.

French Retirement Plans

Prior to July 2004, Mr. Bahous was assigned from Lexmark Europe SARL (“Lexmark SARL”), a subsidiary of the Company located in France, to the Company’s headquarters in Lexington, Kentucky. Pursuant to his employment contract, Mr. Bahous was maintained on the Lexmark SARL payroll, and Lexmark SARL and Mr. Bahous contributed to the normal French benefits, including the mandatory French pension plans. On July 1, 2004, Mr. Bahous moved to the Company’s U.S. payroll and became eligible to participate in the Lexmark Retirement Growth Account Plan. At that time, the Company suspended contributions to the French pension plans for Mr. Bahous. Under the terms of his U.S. employment contract, Mr. Bahous’ service with Lexmark SARL counts toward his vesting under the Company’s retirement plans but not toward his benefit accrual.

For French employees, retirement benefits consist of mandatory benefits and a complementary plan that was transferred from IBM when the Company was formed, and was converted into a Company plan in 2002. The complementary plan transferred by IBM is a defined contribution plan managed by AXA, a French insurance company.

The mandatory benefits are divided into Social Security, the mandatory plan (“ARRCO”) and the mandatory plan for executives, professionals and managers (“AGIRC”). The benefit from Social Security is a maximum of 50% of the 25-year average of the Social Security ceiling. With respect to the ARRCO and AGIRC plans, the contributions secure pension points. Pension points are a measurement unit similar to units purchased in a mutual fund or unit trust. The total number of accumulated points at retirement is multiplied by the point value at the date of retirement to determine the ARRCO and AGIRC pension benefit.

NONQUALIFIED DEFERRED COMPENSATION

						Aggregate
	Executive	Registrant	Aggregate	Aggregate		Balance
	Contributions	Contributions in	Earnings in Last	Withdrawals/		at Last
	in Last FY	Last FY	FY	Distributions		FYE
Name	($)	($) (1)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)		(f)

P.J. Curlander	$0	$43,846	$0	$2,688,844	(2)	$2,732,690
J.W. Gamble, Jr.	0	13,800	0	0		13,800
N. Bahous	0	17,055	0	0		17,055
P.A. Rooke	0	22,865	0	0		22,865
V.J. Cole	0	13,242	0	0		13,242

(1)	Company contributions in 2006 represent a transitional contribution equal to 6% of compensation in excess of limits defined by IRC Section 401(a)(17) ($220,000 in 2006) less the amount of any deemed contribution credit to the Lexmark Nonqualified Supplemental Retirement Plan for the 2006 Plan Year.

(2)	Includes elective and supplemental deferred stock units that settled in 2006, of which 31,330 elective units and 6,266 supplemental units were pursuant to a February 27, 1997 award (deferred until 2006) and 15,400 elective units and 3,080 supplemental units were pursuant to a February 26, 1998 award (deferred until 2006).

Deferred Stock Units

The Lexmark International, Inc. Stock Incentive Plan entitles a participant, including each of the Named Executive Officers, to elect to defer receipt of all or a portion of his or her annual compensation and/or annual incentive compensation, and receive an award of deferred stock units. These deferred stock units are fully vested at all times and settle on the earlier of the fifth anniversary of the grant date or the termination date due to retirement, death or disability. The participant also receives an additional award of deferred stock units upon deferral with a value equal to 20% of the compensation deferred. These supplemental deferred stock units vest and settle on the fifth anniversary of the date the compensation deferred would otherwise have been paid, subject to continued employment. Supplemental units will vest and settle in full upon termination of employment due to death or disability.

Lexmark Supplemental Savings and Deferred Compensation Plan

The Lexmark Supplemental Savings and Deferred Compensation Plan was established in 2006 to allow eligible employees, including each of the Named Executive Officers, to defer up to 100% of eligible compensation in excess of the IRC Section 401(a)(17) limit ($225,000 in 2007) beginning in 2007 and to receive a Company matching contribution of up to 6% of the amount of compensation deferred by the participant. Eligible employees are a select group of employees whose annualized target compensation exceeds the limit on compensation as defined under IRC Section 401 (a)(17). Eligible compensation includes salary, commission payments, recurring payments under any form of variable compensation plan, short-term incentive pay and excludes compensation deferred under any other nonqualified deferred compensation plan, special awards, long-term incentive compensation and gains on stock option exercises. Participants may elect to receive distributions while in-service and/or at separation of service in either a lump sum or annual installments. Participants may also receive a distribution in the event of an unforeseeable emergency as defined under IRS regulations. Account balances are distributed lump sum in the event of death, disability or a change in control. Deferred account balances are credited with an annual rate of return that is calculated using the Merrill Lynch 7-10 year A-rated corporate bond index, subject to a maximum of 120% of the applicable federal long-term rate as determined under IRC Section 1274(d) or any other rate above which such earnings would be considered “above-market” or “preferential” pursuant to the rules and regulations of the Securities and Exchange Commission.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

The Company has entered into certain arrangements and maintains certain plans that will require the Company to provide compensation to each of the Named Executive Officers in the event of a termination of employment or a change in control of the Company. The table below reflects the estimated amount of compensation payable in a lump sum or sums to each of the Named Executive Officers in the event of termination of employment under various scenarios. The amount of compensation payable assumes that termination was effective as of December 31, 2006 and includes amounts earned through such time.

	Potential Payments Upon Termination and Change in Control (1)
		Termination by		Termination upon a
		Employer Without		Change in Control
		Cause or		by Employer
		Termination by		Without Cause or
		Employee for	Change in	by Employee for
	Retirement	Good Reason	Control	Good Reason

P.J. Curlander
Cash Severance Payment	$0	$2,048,320	$0	$7,182,400
Cash Denominated Long-Term Incentive Compensation	2,173,500	598,500	4,575,000	4,575,000
Equity-Based Long-Term Incentive Compensation	1,568,400	0	12,687,601	12,687,601
Benefits and Perquisites	0	0	0	16,811
Excise Tax Gross-Up	0	0	0	0

TOTAL	$3,741,900	$2,646,820	$17,262,601	$24,461,812

J.W. Gamble, Jr.
Cash Severance Payment	$0	$793,575	$0	$2,716,875
Cash Denominated Long-Term Incentive Compensation	0	0	1,150,000	1,150,000
Equity-Based Long-Term Incentive Compensation	0	0	3,009,486	3,009,486
Benefits and Perquisites	0	0	0	33,806
Excise Tax Gross-Up	0	0	0	0

TOTAL	$0	$793,575	$4,159,486	$6,910,167

N. Bahous
Cash Severance Payment	$0	$964,084	$0	$1,840,564
Cash Denominated Long-Term Incentive Compensation	755,800	205,800	1,590,000	1,590,000
Equity-Based Long-Term Incentive Compensation	391,464	0	3,680,585	3,680,585
Benefits and Perquisites	0	0	0	21,562
Excise Tax Gross-Up	0	0	0	1,637,776

TOTAL	$1,147,264	$1,169,884	$5,270,585	$8,770,487

P.A. Rooke
Cash Severance Payment	$0	$911,833	$0	$3,180,000
Cash Denominated Long-Term Incentive Compensation	252,000	252,000	1,900,000	1,900,000
Equity-Based Long-Term Incentive Compensation	0	0	3,719,516	3,719,516
Benefits and Perquisites	0	0	0	34,322
Excise Tax Gross-Up	0	0	0	2,006,772

TOTAL	$252,000	$1,163,833	$5,619,516	$10,840,610

	Potential Payments Upon Termination and Change in Control (1)
		Termination by		Termination upon a
		Employer Without		Change in Control
		Cause or		by Employer
		Termination by		Without Cause or
		Employee for	Change in	by Employee for
	Retirement	Good Reason	Control	Good Reason

V.J. Cole
Cash Severance Payment	$0	$667,914	$0	$1,612,650
Cash Denominated Long-Term Incentive Compensation	147,000	147,000	1,150,000	1,150,000
Equity-Based Long-Term Incentive Compensation	0	0	1,401,348	1,401,348
Benefits and Perquisites	0	0	0	21,276
Excise Tax Gross-Up	0	0	0	0

TOTAL	$147,000	$814,914	$2,551,348	$4,185,274

(1)	Amounts reflected in the table assume payments were triggered on December 31, 2006 and are based on the closing stock price of Lexmark Class A Common Stock on that day ($73.20).

Accrued Payments and Retirement Benefits

Potential payments in the table above do not include payments and benefits payable to each of the Named Executive Officers upon termination or a change in control that are provided on a non-discriminatory basis to employees, including the following:

•	Accrued salary and vacation pay,
•	Regular pension benefits under the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan (see the section entitled “Pension Benefits” for details on these plans), and
•	Distributions of balances under the Lexmark Savings Plan, a tax-qualified 401(k) plan, and the Supplemental Savings and Deferred Compensation Plan (see the section entitled “Non-Qualified Deferred Compensation” for details on this plan).

Retirement

In the event of retirement, each of the Named Executive Officers will receive a payment under the 2004-2006 Long-Term Incentive Plan based on their employment at the end of the performance period on December 31, 2006. Each of the Named Executive Officers participating in and eligible for retirement under the terms of the 2005-2007 Long-Term Incentive Plan and the 2006-2008 Long-Term Incentive Plan will also be entitled to a pro rata portion of the payouts under each of these cash-based long-term incentive plans. Only Dr. Curlander and Mr. Bahous met the age and/or service requirements for retirement under the 2005-2007 Long-Term Incentive Plan and the 2006-2008 Long-Term Incentive Plan at December 31, 2006. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the plans outstanding for each of the Named Executive Officers on December 31, 2006. The amount payable to each executive at retirement in the table above reflects the actual cash-denominated long-term incentive compensation payment for the 2004-2006 performance period and assumes that the Company achieved target attainment for the 2005-2007 and 2006-2008 performance periods.

In addition, certain executives, including each of the Named Executive Officers, received stock option grants containing a preferential vesting provision that provides for stock options to continue to vest for 24 months following retirement if at the time of retirement the executive has 30 years of continuous service, is 58 years of age or older and has ten years of continuous service, or is 65 years of age or older, and the executive agrees to the cancellation of any option grant awarded within 12 months prior to the executive’s retirement date. Only Dr. Curlander and Mr. Bahous met the age and/or service requirements of preferential vesting on December 31, 2006. The amount in the table above for equity-based long-term incentive compensation reflects the in-the-money portion of stock options, calculated using the closing price of Lexmark Class A Common Stock on December 31, 2006 ($73.20), that would vest during the preferential vesting period.

Termination by Employer Without Cause or Termination by Employee for Good Reason

The Company is party to an employment agreement with certain executives, including each of the Named Executive Officers. The employment agreement determines the potential payments due to each executive in the event of involuntary termination by the Company “Without Cause” and termination by the executive for “Good Reason,” each as defined in the employment agreement. Under the terms of the employment agreement, the executive will continue to receive payments of base salary for a period equal to the greater of one year or the remaining term of the employment agreement. The executive will also be entitled to a pro rata portion of annual incentive compensation for the year of termination. If termination occurs before July 1, the annual incentive compensation payment is calculated using the target payout prorated for the number of months in the performance period prior to termination. If the termination occurs on or after July 1, the annual incentive compensation payment is calculated using the actual payout prorated for the number of months in the performance period prior to termination. In the case of the cash-based long-term incentive plan, an executive is entitled to receive a payout if he is employed at the end of the performance period. The obligation of the Company to make any payments to the executive is conditioned upon the receipt of an approved general release and covenant not to sue.

Change in Control

The Company entered into a Change in Control Agreement with several executives on April 30, 1998, including Dr. Curlander and Messrs. Rooke and Cole. The Company entered into a Change in Control Agreement with Messrs. Bahous and Gamble on July 1, 2004 and September 6, 2005, respectively. The Change in Control Agreement and the Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, both determine the potential payments due to each of the Named Executive Officers in the event of a Change in Control of the Company and the subsequent termination of the Named Executive Officer following a Change in Control. Generally, a Change in Control is deemed to occur in any of the following events:

(1)	A majority of members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board 24 months prior to such time;

(2)	Any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(3)	The stockholders of the Company shall approve a definitive agreement (i) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (x) were not directors of the Company immediately prior to the merger and (y) are not nominees or representatives of the Company or (C) any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, of 30% or more of the securities of the surviving entity or (ii) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

(4)	Approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or if any executive, or any entity in which the executive is a partner, officer or more than 50% owner, initiates what would otherwise constitute a Change in Control and directly or indirectly owns more than 10% of the then outstanding shares of common stock of the Company resulting from such action.

Cash Severance Payments.  Under the terms of the Change in Control Agreement, the executive will be entitled to receive as a lump sum following involuntary termination by the Company or termination by the executive for Good Reason (a) his base salary and a pro rata portion of annual incentive compensation for the year of termination through the date of termination, and (b) three times (two times in the case of Messrs. Bahous and Cole) the sum of his annual base salary and incentive compensation, calculated assuming the Company attained its financial targets and disregarding personal attainment goals.

Cash-Denominated Long-Term Incentive Compensation.  Under the terms of the Lexmark International, Inc. Stock Incentive Plan, the amount of the Performance Awards payable to the executive will be calculated using the greater of the target performance level or actual attainment of the Company from the beginning of the performance period through the Change in Control. The table above assumes that the Company achieved target attainment for each performance period. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the plans outstanding for each of the Named Executive Officers on December 31, 2006.

Equity-Based Long-Term Incentive Compensation.  Under the terms of the Lexmark International, Inc. Stock Incentive Plan, any Stock Incentive Awards, vested and unvested, will be cancelled promptly and a payment in cash for the difference in the exercise price and the Change in Control price will be made to the executive. The Compensation and Pension Committee may, with the consent of the executive, substitute an Alternative Award, as defined in the plan, instead of making a cash payment.

Benefits and Perquisites.  Under the terms of the Change in Control Agreement, for a period of three years (two years in the case of Messrs. Bahous and Cole) following the executive’s termination, the Company will be obligated to continue to provide at least the same level of benefits (including medical, dental, disability, and insurance plans and programs) that were provided during the executive’s employment, or if more favorable to the executive, as in effect thereafter.

Excise Tax Gross-Up.  To the extent that any benefits to the executive under the Change in Control Agreement trigger an excise tax to the executive, he or she will receive a grossed-up payment to negate the effects of such tax. Excise tax is only payable if there is a Change in Control and the present value of parachute payments exceeds the safe harbor limitation under Internal Revenue Code Section 280G. For 2006, only Messrs. Bahous and Rooke would be expected to exceed their safe harbor limitation and would incur this payment.

Death or Disability

In the event of termination due to death or disability, the executive will be entitled to a pro rata portion of annual incentive compensation for the year of termination. The amount of the annual incentive compensation payment is calculated in the same manner as described under the section entitled “Termination by Employer Without Cause or Termination by Employee for Good Reason” above. The executive also will be entitled to a pro rata portion of the cash-based long-term incentive compensation plans in which he or she participates based on the actual attainment of the Company for the performance period. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the plans outstanding for each of the Named Executive Officers on December 31, 2006. The vested portion of any stock options outstanding at the time of an executive’s termination due to death or disability will be exercisable for 12 months following termination and the unvested portion will be forfeited. However, for stock options subject to preferential vesting, the vested portion of any stock options outstanding at the end of the preferential vesting period will be exercisable for 12 months following the preferential vesting period. All unvested restricted stock units will be forfeited upon termination due to death or disability.

Material Terms Affecting Payments

The executive is subject to forfeiture of realized and unrealized gains on stock incentive awards for violating certain provisions of the employment agreement, including:

(1)	Unauthorized disclosure of any confidential or proprietary non-public information obtained by the executive while employed by the Company;

(2)	Becoming employed by, serving as an agent for, or consulting with an entity that competes with the Company within a 12 month period following termination; and

(3)	Within 36 months from termination, soliciting any person or entity who or which is employed by the Company or intentionally interfering with the Company’s relationship with any person or entity who or which has been a customer, client or supplier of the Company within the previous 36 months.

If the executive violates any of these restrictions then all stock incentive awards held by the executive terminate upon the date of the violation, all gains realized on the vesting of restricted stock, deferred stock units and stock option gains within 18 months preceding the earlier of the violation or the date of termination through the later of 18 months following the violation and such time of the discovery of the violation, shall be paid to the Company. Similar provisions are included in each executive’s stock incentive award agreements, long-term incentive plan agreements, and Change in Control Agreement.

DIRECTOR COMPENSATION

The Company’s policy is to pay compensation only to those Directors who are not also employees of the Company or any of its subsidiaries or affiliated with any principal stockholder of the Company (each, an “Eligible Director”). All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

In 2006, each Eligible Director of the Company received an annual retainer of $40,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings held on the same day, a daily attendance fee of $2,000 ($2,500 for Finance and Audit Committee members) for attendance at committee meetings which were held the evening before a Board meeting and $750 per meeting for participation in telephonic meetings. Any such Eligible Director who served as the chair of a committee also received an annual retainer of $6,500 ($10,000 for the Finance and Audit Committee Chair). The Presiding Director received an annual retainer of $10,000. Cash payments are made to each eligible Director on a quarterly basis on the last day of each calendar quarter.

Beginning in 2007, each Eligible Director of the Company will receive an annual retainer of $50,000 and any eligible Director serving as the chair of a committee will receive an annual retainer of $10,000 ($15,000 for the Finance and Audit Committee Chair). All other cash compensation paid to each Eligible Director of the Company for 2007 will remain the same as in 2006.

In addition, each Eligible Director has the opportunity to participate in the Company’s 2005 Nonemployee Director Stock Plan (the “Director Plan”) described below. In April 2006, all Eligible Directors received an Annual Award (as defined in the Director Plan) of options to purchase 5,600 shares. The total exercise price of the grant per Director was approximately $250,000 ($79,600 Black-Scholes value) based on the closing price of the Class A Common Stock on the last day of the prior fiscal year ($250,000 ÷ $44.83, rounded up to the nearest 100 shares). The Board of Directors has determined based on an analysis of comparable company market data that in 2007 the total exercise price of the grant per Director should be increased to approximately $350,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. Options granted to each Eligible Director typically provide for the vesting of the options over a three-year period based on continued Board service. However, vesting and exercisability of the options continues for a period of three years following the termination of Board service if the Eligible Director has completed more than three years of service as a Director of the Company at the time of departing from the Board. It is currently anticipated that Annual Awards will continue to be made in order to attract, retain and motivate the best qualified Directors and to enhance a long-term mutuality of interest between the Company’s Directors and stockholders. The number of options granted in an Annual Award is reviewed annually by the Board of Directors.

Under the Director Plan, upon election to the Board, each Eligible Director of the Company receives a one-time grant of restricted stock units as the Initial Award (as defined in the Director Plan). The number of restricted stock units granted in the Initial Award for an Eligible Director elected in any calendar year is reviewed annually by the Board of Directors. In 2006, the face value of the restricted stock unit award was approximately $150,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. The Initial Award of restricted stock units vests in whole on the sixth anniversary of the Eligible Director joining the Board and settles upon termination of his/her status as a Board member. The Board of Directors has determined that the amount of the Initial Award should remain the same in 2007.

In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the “Annual Fees”) and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units. Deferred stock units are granted to each Eligible Director electing annually to defer retainer and/or attendance fees, with such deferred stock units being granted at the end of each calendar quarter when cash payments would otherwise be made and at the price of the Class A Common Stock at such time.

The Board has implemented stock ownership guidelines encouraging Directors to own at least that number of shares of Class A Common Stock having a value of five times the annual retainer payable to a nonemployee Board member. Each Eligible Director is encouraged to reach this guideline ownership level within two to four years of becoming a member of the Board.

The Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

Directors are also eligible to participate in the Lexmark Employee Purchase Program, which provides certain discounts for the purchase of Lexmark printers and printer supplies, and certain matching gifts programs that employees of the Company are also eligible to participate in.

2006 DIRECTOR COMPENSATION

								Change in
								Pension Value
								and
								Nonqualified
	Fees Earned						Non-Equity	Deferred	All Other
	or		Stock				Incentive Plan	Compensation	Compensation
	Paid in Cash		Awards		Option Awards		Compensation	Earnings($)	($)	Total
Name	($)		($)		($)		($)	(1)	(2)	($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)	(h)

B. C. Ames	$66,000	(3)	$0		$153,237	(4)	$0	$0	$0	$219,237
T. Beck	82,500	(3)	0		153,237	(4)	0	0	4,000	239,737
W. R. Fields	73,500	(3)	0		153,741	(5)	0	0	0	227,241
R. E. Gomory	64,000		0		153,237	(4)	0	0	0	217,237
S. R. Hardis	66,750	(3)	0		153,237	(4)	0	0	17,500	237,487
J. F. Hardymon	80,500		0		153,237	(4)	0	0	10,000	243,737
R. Holland, Jr.	69,500	(3)	0		153,237	(4)	0	0	10,000	232,737
M. L. Mann	72,500		0		153,237	(4)	0	0	10,000	235,737
M. J. Maples	68,750		0		153,237	(4)	0	0	0	221,987
J. L. Montupet	13,032	(3)	6,320	(6)	0		0	0	0	19,352
K. P. Seifert	43,393	(7)	18,592	(6)	0		0	0	0	61,985
M. D. Walker	66,750	(3)	0		155,619	(8)	0	0	15,500	237,869

(1)	The Company’s directors do not participate in any pension plans or deferred compensation plans where above-market or preferential earnings have been earned.

(2)	Reflects matching gifts payable by the Company in the respective director’s name under the Company’s Matching Gifts Program. This program provides for matching gifts of up to $10,000 annually for each employee or director and his or her spouse. The program is offered on the same terms to all employees and directors.

(3)	All of this amount was deferred by the respective director into deferred stock units during 2006 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in the following deferred stock units being held by each director at December 31, 2006 based on each director’s service during 2006: Mr. Ames, 1,150 units; Ms. Beck, 1,445 units; Mr. Fields, 1,283 units; Mr. Hardis, 1,169 units; Mr. Holland, 1,215 units; Mr. Montupet, 179 units; and Mr. Walker, 1,169 units.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) for the vesting of each of the stock option grants made to the respective director on each of 4/26/01, 4/30/02, 4/30/03, 4/22/04 and 4/28/05 which vested during 2006. Also includes the FAS 123(R) grant date fair value of the stock option grant made to each of the respective directors on 4/27/06 ($79,646). As of December 31, 2006, each director had the following aggregate number of stock option awards outstanding: Mr. Ames, 28,400; Ms. Beck, 23,700; Mr. Gomory, 29,828; Mr. Hardis, 29,120; Mr. Hardymon, 28,935; Mr. Holland, 31,000; Mr. Mann, 242,876 (includes 220,876 employee stock option awards received during 1999 and prior years and held in a family limited partnership — see footnote (6) to the table entitled “Security Ownership by Management and Principal Stockholders” for further information), and Mr. Maples, 27,937. Assumptions used in the calculation of these awards are disclosed in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as detailed in the table that follows:

		Note to
	Fiscal Year End of	Consolidated	Filing Date of
	Audited Financial	Financial	Annual Report on
Year of Grant	Statements	Statements	Form 10-K

2001	December 31, 2001	13	March 19, 2002
2002	December 31, 2002	12	March 14, 2003
2003	December 31, 2003	12	March 12, 2004
2004	December 31, 2004	12	March 9, 2005
2005	December 31, 2005	12	March 8, 2006
2006	December 31, 2006	3	February 28, 2007

(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) for the vesting of each of the stock option grants made to Mr. Fields on each of 4/26/01, 4/30/02, 4/30/03, 4/22/04 and 4/28/05 which vested during 2006. Also includes the FAS 123(R) grant date fair value of the stock option grant made on 4/27/06 ($79,646) and the FAS 123(R) grant date fair value of the reload stock option grant made on 11/29/06 ($505). As of December 31, 2006, Mr. Fields had 20,136 stock options awards outstanding in the aggregate. Assumptions used in the calculation of these awards are as set forth in footnote (4) above.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) for an Initial Award of restricted stock units granted to each of Mr. Montupet and Ms. Seifert upon their election to the Board. As of December 31, 2006 each of Mr. Montupet and Ms. Seifert held 3, 350 restricted stock units.

(7)	Half of this amount was deferred by Ms. Seifert into deferred stock units during 2006 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in 343 units being held by her at December 31, 2006 based on her service as a director during 2006.

(8)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) for the vesting of each of the stock option grants made to Mr. Walker on each of 4/26/01, 4/30/02, 4/30/03, 4/22/04 and 4/28/05 which vested during 2006. Also includes the FAS 123(R) grant date fair value of the stock option grant made on 4/27/06 ($79,646) and the FAS 123(R) grant date fair value of the reload stock option grant made on 10/27/06 ($2,382). As of December 31, 2006,

Mr. Walker had 31,992 stock option awards outstanding in the aggregate. Assumptions used in the calculation of these awards are as set forth in footnote (4) above.

SECURITY OWNERSHIP BY MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table furnishes certain information, to the best knowledge of the Company, as of March 2, 2007, as to the shares of Class A Common Stock beneficially owned by (i) each Director of the Company, (ii) each person serving as the principal executive officer or principal financial officer of the Company during 2006 and the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2006, (iii) all Directors and executive officers of the Company as a group and (iv) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

	Amount and
	Nature
	of Beneficial		Percentage
Beneficial Owner	Ownership		of Class

Goldman Sachs Asset Management, L.P.	10,018,209	(1)	10.20	%(1)
32 Old Slip New York, NY 10005
State Street Bank and Trust Company	7,333,094	(2)	7.49	(2)
225 Franklin Street Boston, MA 02110
D.E. Shaw & Co., L.P.	5,061,327	(3)	5.20	(3)
120 W. 45th Street Tower 45, 39th Floor New York, NY 10036
B. Charles Ames	121,463	(4)(5)	*
Teresa Beck	26,163	(4)	*
William R. Fields	24,603	(4)	*
Ralph E. Gomory	40,172	(4)	*
Stephen R. Hardis	88,089	(4)	*
James F. Hardymon	31,120	(4)	*
Robert Holland, Jr.	33,274	(4)	*
Marvin L. Mann	647,644	(4)(6)	*
Michael J. Maples	29,545	(4)	*
Jean-Paul L. Montupet	179		*
Kathi P. Seifert	2,243		*
Martin D. Walker	38,365	(4)(7)	*
Paul J. Curlander	1,373,488	(4)	1.42
John W. Gamble, Jr.	38,684	(4)	*
Najib Bahous	189,867	(4)	*
Paul A. Rooke	338,233	(4)(8)	*
Vincent J. Cole	266,118	(4)(9)	*
All directors and executive officers as a group (20 persons)	3,623,605	(4)	3.68

*	Less than 1% of class.

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007. Goldman Sachs Asset Management, L.P., a registered investment adviser, is the beneficial owner of 10,018,209 shares over which it has sole dispositive power and 8,012,632 shares over which it has sole voting power.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. State Street Bank and Trust Company, a bank, acting in various fiduciary capacities, is the beneficial owner of 7,333,094 shares over which it has sole voting power and shared dispositive power.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007. D.E. Shaw & Co., L.P., a registered investment advisor, is the beneficial owner of 5,061,327 shares over which it has shared dispositive power and 4,812,682 shares over which it has shared voting power. David E. Shaw, the President and sole shareholder of D.E. Shaw & Co., Inc., the general partner of D.E. Shaw & Co., L.P., may be deemed to have shared dispositive power over 5,061,327 shares and shared voting power over 4,812,682 shares.

(4)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following March 2, 2007 by the following persons and groups in the following amounts: B. Charles Ames, 23,214 shares; Teresa Beck, 18,514 shares; William R. Fields, 14,950 shares; Ralph E. Gomory, 24,642 shares; Stephen R. Hardis, 23,934 shares; James F. Hardymon, 23,749 shares; Robert Holland, Jr., 25,814 shares; Marvin L. Mann, 237,690 shares; Michael J. Maples, 22,751 shares; Martin D. Walker, 26,806 shares; Paul J. Curlander, 1,116,124 shares; John W. Gamble, Jr., 37,400 shares; Najib Bahous, 170,417 shares; Paul A. Rooke, 292,484 shares; Vincent J. Cole, 201,840 shares; and all Directors and executive officers as a group (20 persons), 2,562,096 shares. These shares also include Elective Deferred Stock Units that were acquired by executive officers and Supplemental Deferred Stock Units and Restricted Stock Units that have become vested. These shares do not include Supplemental Deferred Stock Units that have yet to become vested in full on the fifth anniversary of their date of grant subject to continued employment. Also included in these shares are Deferred Stock Units that Directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan. These shares also include shares allocated to the employee through participation in the Lexmark Savings Plan. The shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant in the plan. These shares also include shares allocated to the employee through participation in the Employee Stock Purchase Plan. The shares held in the Employee Stock Purchase Plan can be voted by each employee, and each employee has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, each participant would have the right to tender or not tender his or her shares, subject to a one-year holding period required by the terms of the plan.

(5)	Mr. Ames’ shares include 90,000 shares owned by a family limited partnership, of which 97% of the limited partnership interests are held by two revocable trusts — one established for the benefit of Mr. Ames, for which he is the trustee, and one established for the benefit of Mr. Ames’ spouse, for which Mr. Ames’ spouse is the trustee.

(6)	Mr. Mann’s shares do not include 30,000 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann’s shares include 352,115 shares and options to purchase 220,876 shares that are owned by three family limited partnerships. The general partner of each family limited partnership is a corporation, of which Mr. Mann is the controlling stockholder. Mr. Mann’s shares also include 6,002 shares owned by Mr. Mann’s spouse. Mr. Mann disclaims beneficial ownership of all such shares.

(7)	Mr. Walker’s shares include 6,990 shares owned by a revocable trust established by Mr. Walker for his own benefit. Mr. Walker disclaims beneficial ownership of all such shares.

(8)	Mr. Rooke’s shares include 39,865 shares owned by a revocable trust established by Mr. Rooke for his own benefit and 1,194 shares owned by members of his immediate family. Mr. Rooke disclaims beneficial ownership of all such shares.

(9)	Mr. Cole’s shares include 15,190 shares that are held by a limited liability company (“LLC”) of which he is the general manager. Mr. Cole holds 4% of the membership units of the LLC and the remaining 96% of the membership units of the LLC are held equally (48% each) by two trusts for the benefit of his children. Mr. Cole disclaims beneficial ownership of 96% of the securities held by the LLC.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans as of December 31, 2006.

				Number of Securities
	Number of Securities to be			Remaining Available
	Issued upon Exercise of		Weighted Average Exercise	for Future Issuance
	Outstanding Options,		Price of Outstanding	under Equity
Plan Category	Warrants and Rights		Options, Warrants and Rights(1)	Compensation Plans
			(Number of securities in millions)

Equity compensation plans approved by stockholders	11.6	(2)	$68.85	7.1	(3)
Equity compensation plans not approved by stockholders(4)	0.6		$46.21	0.4

Total	12.2		$67.65	7.5

(1)	The numbers in this column represent the weighted average exercise price of stock options only.

(2)	As of December 31, 2006, of the approximately 11.6 million awards outstanding under the equity compensation plans approved by stockholders, there were approximately 10.8 million stock options (of which 10,477,000 are employee stock options and 293,000 are nonemployee director stock options), 759,000 restricted stock units (“RSUs”) and supplemental deferred stock units (“DSUs”) (of which 752,000 are employee RSUs and supplemental DSUs and 7,000 are nonemployee director RSUs) and 87,000 elective DSUs (of which 43,000 are employee elective DSUs and 44,000 are nonemployee director elective DSUs) that pertain to voluntary elections by certain members of management to defer all or a portion of their annual incentive compensation and by certain nonemployee directors to defer all or a portion of their annual retainer, chair retainer and/or meeting fees, that would have otherwise been paid in cash.

(3)	Of the 7.1 million shares available, 4.6 million relate to employee plans (of which 2.5 million may be granted as full-value awards), 0.5 million relate to the nonemployee director plan and 2.0 million relate to the employee stock purchase plan.

(4)	Lexmark has only one equity compensation plan which has not been approved by its stockholders, the Lexmark International, Inc. Broad-Based Employee Stock Incentive Plan (the “Broad-Based Plan”). The Broad-Based Plan, which was established on December 19, 2000, provides for the issuance of up to 1.6 million shares of the Company’s Common Stock pursuant to stock incentive awards (including stock options, stock appreciation rights, performance awards, RSUs and DSUs) granted to the Company’s employees, other than its Directors and executive officers. The Broad-Based Plan expressly provides that the Company’s Directors and executive officers are not eligible to participate in the Plan. The Broad-Based Plan limits the number of shares subject to full-value awards (e.g., RSUs and performance awards) to 50,000 shares. The Company’s Board of Directors may at any time terminate or suspend the Broad-Based Plan, and from time to time, amend or modify the Broad-Based Plan, but any amendment which would lower the minimum exercise price for options and stock appreciation rights or materially modify the requirements for eligibility to participate in the Broad-Based Plan, requires the approval of the Company’s stockholders. In January 2001, all employees other than the Company’s Directors, executive officers and senior managers, were awarded stock options under the Broad-Based Plan. All 0.6 million awards outstanding under the equity compensation plan not approved by stockholders are in the form of stock options.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

During 2006, the Finance and Audit Committee (the “Committee”) was comprised of four nonemployee directors, Ms. Beck, Mr. Holland, Mr. Mann and Mr. Maples. On February 22, 2007, Mr. Holland moved from the Finance and Audit Committee to the Corporate Governance and Public Policy Committee.

The Committee operates pursuant to a written charter which is attached as Exhibit A to this Proxy Statement and can be found on the Company’s Investor Relations website at http://investor.lexmark.com. After reviewing the qualifications of the Committee members, and any relationships that they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (i) all Committee members are “independent” as that term is defined by Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange, (ii) all Committee members are “financially literate” as that term is defined by the listing standards of the New York Stock Exchange and (iii) Ms. Beck is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission.

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm (the “Independent Auditors”), is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States of America, issuing an attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. In this context, during 2006 the Committee met nine times and held separate discussions with management, the Company’s internal auditors and the Independent Auditors. The Committee discussed with the Company’s internal auditors and the Independent Auditors the overall scope and plans for their respective audits. The Committee met regularly with the internal auditors and the Independent Auditors, with and without management present, to discuss the results of their respective examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) with the Independent Auditors. The Committee received and reviewed a report prepared by PwC describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review of the firm. The Committee received and reviewed the written disclosures from the Independent Auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Independent Auditors their independence from the Company and its management. The Committee also considered whether the provision of the non-audit services provided by the Independent Auditors is compatible with the Independent Auditors’ independence.

In discharging its duties, the Committee met with management of the Company and PwC and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006. The Committee also discussed with PwC the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and PwC have represented to the Committee that the audited financial statements for the year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and the Independent Auditors referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee Charter, the Committee has recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Finance and Audit Committee
of the Board of Directors

Teresa Beck, Chair
Marvin L. Mann
Michael J. Maples

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for the fiscal year ending December 31, 2007 will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and voting on this proposal at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal. Signed proxies will be voted for this proposal, unless stockholders specify a different choice in their proxies.

Summary

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s Independent Auditors to audit its consolidated financial statements and express an opinion thereon, issue an attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and audit the effectiveness of the Company’s internal control over financial reporting and express an opinion thereon for the 2007 fiscal year. During the 2006 fiscal year, PricewaterhouseCoopers LLP served as the Company’s Independent Auditors and also provided certain tax services. The aggregate fees billed or to be billed to the Company by PricewaterhouseCoopers LLP for services performed during the fiscal years ended December 31, 2006 and 2005 are as follows:

	2006	2005

Audit Fees(1)	$4,827,000	$4,980,000
Audit-Related Fees(2)	171,000	146,000
Tax Fees(3)	43,000	137,000
All Other Fees(4)	7,000	0

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, certain attest audits and accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for federal, state and international tax compliance, tax consulting and expatriate tax services.

(4)	All Other Fees for 2006 consist of a licensing fee for audit software licensed by PricewaterhouseCoopers LLP to the Company.

All fees for services incurred in 2006 were approved by the Finance and Audit Committee. The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the Independent Auditors’ independence. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Finance and Audit Committee will reconsider the appointment.

Policy Regarding Finance and Audit Committee Preapproval of Audit and Permissible Non-Audit Services

In April 2003, the Finance and Audit Committee adopted a policy regarding the preapproval of all audit and permissible non-audit services to be provided to the Company by the Independent Auditors. The Finance and Audit Committee amended such policy in February 2006. On an annual basis, the Finance and Audit Committee is required to review and consider for approval the annual audit engagement terms and fees for the coming year, which includes the audit of the Company’s annual financial statements (including required quarterly reviews) and required subsidiary audits. At the same time, the Committee also reviews and considers for approval annually recurring and planned audit-related and tax services to be provided to the Company in the coming year. All of the services reviewed and approved on an annual basis are approved at an estimated fee and require additional preapproval by the Committee during the year if the estimated fee is expected to be exceeded. The authority to preapprove any services exceeding previously approved budgeted amounts by $50,000 or less is delegated to the Chair of the Finance and Audit Committee, provided that such preapprovals are reported to the full Committee at its next regularly scheduled meeting. All other permissible services to be provided by the Independent Auditors at a fee not to exceed $50,000 may be specifically preapproved by the Chair of the Finance and Audit Committee, and reported to the full Committee at its next regularly scheduled meeting.

In considering the preapproval of services to be provided by the Independent Auditors, the Finance and Audit Committee is mindful of the relationship between fees for audit and non-audit services, and may determine for each fiscal year the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

SUBMISSION OF STOCKHOLDER PROPOSALS

If a holder of the Company’s Class A Common Stock wishes to present a proposal for consideration at next year’s Annual Meeting, any such proposal must be received at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 22, 2007. In addition, the Company’s By-Laws provide that in order for any stockholder to nominate a Director or propose to transact any corporate business at an Annual Meeting of Stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company, which must be received by the Secretary of the Company not less than 60 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders. If the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s Annual Meeting, the notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

PROXY SOLICITATION

The Company is making this proxy solicitation and will bear the cost of the solicitation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by Directors, officers and regularly engaged employees or agents of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

ATTENDANCE AT ANNUAL MEETING

The 2007 Annual Meeting of Stockholders will be held at 8:00 a.m. on Thursday, April 26, 2007, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the “I plan to attend the meeting” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

The Securities and Exchange Commission rules allow for the delivery of a single Annual Report and Proxy Statement to households at which two or more stockholders reside with the proper consent of the stockholders. Accordingly, beneficial owners sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the Annual Report and Proxy Statement, unless the beneficial owner has provided contrary instructions. Individual proxy cards or voting instruction forms (or telephonic or electronic voting facilities) will, however, continue to be provided for each beneficial owner account. In addition, upon the written or oral request of a beneficial owner residing at a shared address to which a single copy of the Company’s Annual Report and Proxy Statement are delivered, the Company will deliver an additional copy of such documents at its own cost.

The Company will furnish to each person whose proxy is being solicited, upon written request, copies of any exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission. Requests in writing for copies of any such materials should be directed to Investor Relations, Lexmark International, Inc., One Lexmark Centre Drive, Lexington, Kentucky 40550.

Vincent J. Cole
Secretary

March 21, 2007

EXHIBIT A

Lexmark International, Inc.

Finance and Audit Committee Charter

Mission Statement

The mission of the Finance and Audit Committee (“the Committee”) is to assist the Board of Directors (“the Board”) in fulfilling its oversight responsibilities with respect to:

1.	the systems of internal controls over financial reporting which management has established;

2.	the integrity and transparency of the Company’s financial statements;

3.	the Company’s compliance with legal and regulatory requirements;

4.	the Company’s policies related to risk assessment and risk management;

5.	the independent auditors’ qualifications and independence;

6.	the performance of the independent auditors’ and the Company’s internal audit functions; and

7.	the Company’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures.

In performing its duties, the Committee will maintain effective working relationships with the Board, and oversight of the independent auditors, the internal auditors, and the financial management of the Company. The independent auditors shall be ultimately accountable to the Committee, and the Committee shall have the ultimate authority and responsibility for their appointment, compensation and to assess their performance. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company’s business operations and risks.

Organization

The members of the Committee will be appointed by the Board. The Committee shall be composed solely of Directors who are “independent” of management and the Company, as defined by the listing requirements of the New York Stock Exchange. A Director who does not meet certain of these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders and an exemption from the Securities and Exchange Commission independence requirements exists. There shall be at least three Directors on the Committee each of whom, as determined by the Board, shall be financially literate and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. No Committee member shall simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such service would not impair the member’s ability to effectively serve on the Committee.

The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

Responsibilities

It is the overriding responsibility of the Committee to oversee management, the independent auditors and the internal auditors. It is the responsibility of management to ensure that adequate internal controls over financial reporting are in place and that financial reports are completed in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The responsibility of the Committee is one of oversight and due diligence.

Internal Controls

•	Periodically review management’s actions to set the appropriate “control culture” by communicating the importance of internal control and management of risk.

•	Review with management, the independent auditors, the Company’s director of internal audit, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for improvement.

•	Review the controls and processes implemented by management relating to the financial statements and the underlying financial systems, and the relevant standards and requirements applicable thereto.

Financial Reporting

•	Gain an understanding of the current areas of greatest financial risk and how the management monitors and controls such exposures.

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on financial reporting.

•	Review the scope of the proposed independent audit for the current year and the audit procedures to be utilized.

•	Meet to review and discuss the annual audited financial statements and quarterly financial statements, and the results of the audit performed in conjunction with the annual financial statements, with management and the independent auditors. The review shall include the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” portion of the Company’s 10-K and 10-Q filings and a recommendation to the Board whether the audited financial statements should be included in the Company’s Form 10-K. Provide all information necessary for compliance with the reporting requirements of the Securities and Exchange Commission and the New York Stock Exchange.

•	Discuss with the independent auditors (a) all critical accounting policies and practices to be used and any changes in accounting policies, (b) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of such alternative disclosures and treatments, and the accounting treatment “preferred” by the independent accountants and (c) any other material written communications with management, such as a management letter or schedule of unadjusted differences. Discuss with the independent auditors the matters relating to the conduct of the annual audit and quarterly reviews that are required to be raised by the independent accountants under generally accepted auditing standards, including any audit or review problems, difficulties or issues with management and management’s response thereto and the independent auditors judgment about the quality of the Company’s accounting principles as applied in its financial reporting.

•	Discuss with management, independent auditors and internal auditors the substance and quality of reserves, judgments, and estimates used in the financial statements, and the issues that may have an impact on such reserves and estimates.

•	Discuss earnings press releases and quarterly filings, as well as financial information and earnings guidance provided to analysts and rating agencies with management and the independent auditors on a timely basis.

Internal Audit

•	Review the activities, resources and organizational structure of the internal audit department.

•	Review and approve the appointment, promotion, compensation, reassignment or dismissal of the director of internal audit.

•	Review the proposed internal audit plan for the coming year with a view toward addressing key areas of risk and appropriate coordination with the external auditors.

•	Review the results of completed internal audits and significant deviations from the internal audit plan.

•	Review significant findings and recommendations made by the internal auditors and management’s proposed response and subsequent actions.

Independent Auditor

•	Approve the appointment, compensation, retention, dismissal and oversight of the work by the independent auditors, and report on all such matters to the Board.

•	Discuss with the independent auditors the scope of their annual audit, key risk areas, how the audit plan responds to the risk of financial statement fraud, and approves modifications to the annual audit plan.

•	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Ensure the receipt from the independent auditor on a periodic basis of a formal written statement delineating all relationships between the independent auditor and the Company (consistent with Independence Standards Board Standard 1) that may impact their objectivity and independence and actively engage in a dialogue with the independent auditor with respect to any disclosed relationship or services being performed by the independent auditor that may impact their objectivity and independence. After considering the disclosed relationships and whether the provision of the services is compatible with maintaining the independent auditor’s independence, if necessary, take, or recommend that the Board take, appropriate action in response to such disclosure to satisfy itself of the independent auditor’s independence.

•	In connection with the independent auditors’ annual audit plan, review and preapprove all audit (including statutory audits, comfort letters, etc.) and non-audit services and fees planned to be provided, and approve in advance any additional audit and non-audit services and fees proposed to be provided from time to time. The authority to approve in advance any proposed services exceeding previously approved budgeted amounts, or additional audit and non-audit services proposed to be provided from time to time, in each case not exceeding $50,000 in amount per proposal, shall be delegated to the Chair of the Committee, provided that the Chair of the Committee report such preapprovals to the full Committee at its next regularly scheduled meeting.

Compliance and Risk

•	Discuss policies with respect to risk assessment and risk management.

•	Understand the major legal and compliance risks facing the Company, how management addresses those risks, what impact the risks have on the financial statements, and how management monitors for emerging risks.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Finance Related Areas

•	Review with management and make recommendations to the Board related to the following areas:

•	The Company’s financing strategy

•	Debt and equity financings

•	The global corporate legal and tax structure

•	Share repurchases

•	Dividend policy

•	Status and results of major capital projects

General Responsibilities

•	Provide an open environment of communication among the internal auditors, the independent auditors and the Board of Directors.

•	Meet, as required, with the director of internal audit, the independent auditors, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

•	Establish procedures for receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including anonymous submissions by employees.

•	If the Committee determines it to be appropriate, institute special investigations and/or hire and direct special counsel, experts or advisors at the expense of the Company.

•	On an annual basis, review and reassess the adequacy of the Committee’s charter and, if necessary, recommend changes to the Corporate Governance and Public Policy Committee.

•	Perform an annual performance evaluation of the Committee.

•	Maintain minutes or other records of meetings and activities of the Committee.

•	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

•	Review and approve in advance the employment by the Company of any employee or former employee of the independent auditors who worked on the Company’s account at any time during the three year period prior to such employment; provided, however, that the Committee shall not approve the Company’s employment of any employee or former employee of the independent auditors who performed audit, review or attest services within the one year period prior to employment by the Company.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. Nor is it the duty of the Committee to conduct investigations or to assure compliance by the Company and the independent auditors with laws and regulations and their policies and procedures.

ADMISSION TICKET

If you intend to attend the Annual Meeting, please be sure
to check the “I plan to attend the meeting” box on the
reverse side of the Proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
LEXMARK INTERNATIONAL, INC.

The undersigned hereby appoints Paul J. Curlander, John W. Gamble, Jr. and Vincent J. Cole attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of stock of Lexmark International, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 26, 2007 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND “FOR” PROPOSAL 2. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

To include any comments, please mark this box. ☐

LEXMARK INTERNATIONAL, INC.
P.O. BOX 11101
NEW YORK, N.Y. 10203-0101

Annual Meeting of
Stockholders
Lexmark International, Inc.

April 26, 2007
8:00 a.m.
Embassy Suites Hotel
1801 Newtown Pike
Lexington, Kentucky 40511

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND OTHERWISE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.	ELECTION OF DIRECTORS — TERMS TO EXPIRE IN 2010

Nominees:		FOR	AGAINST	ABSTAIN
	01 Paul J. Curlander	☐	☐	☐

	02 James F. Hardymon	☐	☐	☐

	03 Kathi P. Seifert	☐	☐	☐

	04 Jean-Paul L. Montupet	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐

3.	IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

	To change your address, please mark this box.		☐

	I plan to attend the meeting		☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here